Exhibit 10.77

FOIA CONFIDENTIAL TREATMENT REQUESTED

PORTIONS OF THIS EXHIBIT MARKED BY *** HAVE BEEN OMITTED PURSUANT TO A

REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND

EXCHANGE COMMISSION

ENGINEERING, PROCUREMENT

AND

CONSTRUCTION MANAGEMENT AGREEMENT

by and between

DUKE ENERGY INDIANA, INC., as Owner

and

BECHTEL POWER CORPORATION, as Contractor

for the

CONSTRUCTION OF AN INTEGRATED GASIFICATION

COMBINED CYCLE COAL-FIRED ELECTRICAL

GENERATION FACILITY IN EDWARDSPORT, INDIANA

Dated December 15, 2008

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION. Contains confidential information proprietary to Duke Energy Indiana, Inc. and/or Bechtel Power Corporation that may only be used, reproduced, or disclosed outside of such companies pursuant to the terms of that certain confidentiality letter agreement, dated as of June 9, 2008, by and between Duke Energy Indiana, Inc. and Bechtel Power Corporation, as amended, restated or supplemented from time to time.

i

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

6.	PROJECT MANAGEMENT		27
	6.1	Owner’s Representative	27
	6.2	Project Management; Communication and Management Protocol	27
	6.3	Steering Committee	27
	6.4	GE Change Review Board	27
	6.5	Access; Contractor’s Office Space	27
	6.6	Estimate	28

7.	PROJECT SCHEDULE		28
	7.1	Schedule Compliance; Updates	28
	7.2	***	28

8.	COMPENSATION AND PAYMENT		28
	8.1	Contract Price	28
	8.2	***	28
	8.3	***	28
	8.4	Invoicing and Payments	29
	8.5	***	29
	8.6	Final Payment	29
	8.7	Certification by Contractor	30
	8.8	No Acceptance by Payment	30

9.	CHANGE ORDERS		30
	9.1	Change Requests	30
	9.2	Change Proposals	30
	9.3	Change Orders	31
	9.4	Contractor Proposed Changes	31
	9.5	***	32

10.	FORCE MAJEURE		32
	10.1	Event of Force Majeure	32
	10.2	Notice	32
	10.3	Suspension; Termination Due to Force Majeure	32

11.	MECHANICAL COMPLETION; SUBSTANTIAL COMPLETION; FINAL COMPLETION		32
	11.1	Mechanical Completion	32
	11.2	Substantial Completion	33
	11.3	Final Completion	34

12.	WARRANTY		34
	12.1	Warranty	34
	12.2	Defects	35
	12.3	Extension of Warranty Periods	35
	12.4	Intellectual Property Warranties	35
	12.5	Responsibility for Warranty Services	36
	12.6	Exclusive Warranties	36

13.	INDEMNIFICATION		36
	13.1	Contractor’s Indemnity	36

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

	13.2	Owner’s Indemnity	37
	13.3	Intellectual Property Indemnity	38
	13.4	Indemnity Procedures for Third Party Claims	38
	13.5	Insurance	39

14.	INSURANCE		39
	14.1	***	39
	14.2	***	40
	14.3	***	40
	14.4	***	40
	14.5	Contractor Insurance	41
	14.6	General Requirements	43
	14.7	Contractor Responsibility	44

15.	PROJECT CREDIT SUPPORT		44
	15.1	***	44
	15.2	Cooperation with Owner Financing	44

16.	LIMITATION OF LIABILITY		45
	16.1	Liability Cap	45
	16.2	No Consequential Damages	45

17.	LIENS		45
	17.1	Liens	45
	17.2	Discharge or Bond	45

18.	INTELLECTUAL PROPERTY		46
	18.1	Delivery of Documentation	46
	18.2	Grant of Intellectual Property License	47
	18.3	Grant of Sulfur License	47
	18.4	Limitations	48
	18.5	Other Licenses	48
	18.6	Additional Warranties, Representations and Covenants	48

19.	DEFAULT; TERMINATION AND SUSPENSION		48
	19.1	Contractor Events of Default	48
	19.2	Owner Remedies	49
	19.3	Owner Event of Default	50
	19.4	Contractor Remedies	50
	19.5	Termination Rights	50
	19.6	Termination for Force Majeure	51
	19.7	Suspension	51

20.	Intentionally Omitted.		53

21.	RECORDS AND AUDIT; COOPERATION		53
	21.1	Intentionally Omitted	53
	21.2	Accounting Records	53
	21.3	Audit Rights	53
	21.4	Cooperation	54
	21.5	Sales Tax Records	54

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

22.	TAXES		55
	22.1	General	55
	22.2	Sales and Use Taxes	55
	22.3	Tax Indemnification	55
	22.4	Cooperation and Assistance	55
	22.5	Tax Protests and Appeals	55
	22.6	Survival	56

23.	DISPUTE RESOLUTION		56
	23.1	Disputes	56
	23.2	Meeting Regarding Dispute	56
	23.3	Initiation of Binding Arbitration and Selection of Arbitrators	56
	23.4	Arbitration Procedures	57
	23.5	Consolidation	57
	23.6	Enforcement	57
	23.7	Fees and Costs	58
	23.8	Interim Relief	58
	23.9	Award	58
	23.10	Confidentiality	58

24.	MISCELLANEOUS PROVISIONS		58
	24.1	Remedies	58
	24.2	Governing Laws	58
	24.3	Entire Agreement	58
	24.4	Successors and Assigns	58
	24.5	No Third Party Beneficiaries	59
	24.6	No Waiver	59
	24.7	Survival	59
	24.8	Severability	59
	24.9	Notices	59
	24.10	Vienna Convention	60
	24.11	Counterparts	60
	24.12	Confidentiality	61
	24.13	Business Practices	61
	24.14	Covenant of Good Faith and Fair Dealing	61

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

EXHIBITS

Exhibit A	Scope Book

Exhibit B	Communication and Management Protocol

Exhibit C	Material Assignment Schedule

Exhibit D	Site Description

Exhibit E	List of Technical Data

Exhibit F	Staffing Plan and List of Contractor’s Key Management and Construction Personnel

Exhibit G	Baseline Contractor Schedule

Exhibit H	***

Exhibit I	***

Exhibit J	***

Exhibit K	***

Exhibit L	Confidentiality Agreement

v

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

ENGINEERING, PROCUREMENT AND

CONSTRUCTION MANAGEMENT AGREEMENT

This ENGINEERING, PROCUREMENT AND CONSTRUCTION MANAGEMENT AGREEMENT (the “Agreement”) is entered into as of the 15th day of December, 2008 (the “Effective Date”), by and between DUKE ENERGY INDIANA, INC., an Indiana corporation having a place of business in Plainfield, Indiana (“Owner”), and BECHTEL POWER CORPORATION, a Nevada corporation with a place of business in Frederick, Maryland (“Contractor”). Owner and Contractor may be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Owner has announced its intent to procure, construct, install and commission a new, nominally rated 630 MW integrated gasification combined cycle coal-fired electrical generation facility (the “Facility”) to be located at the Edwardsport Site (as further described in Exhibit D attached hereto, the “Site”) in Knox County, Indiana (the “Project”);

WHEREAS, Contractor is engaged in the business of designing, engineering, constructing and commissioning power generating facilities;

WHEREAS, the Parties, together with the General Electric Company, acting through its GE Energy business (“GE”), have previously entered into (a) that certain Technical Services Agreement, dated as of February 13, 2006, and (b) that certain Technical Services Agreement, dated as of May 7, 2007 (collectively, as amended, the “Initial TSAs”), pursuant to which Contractor and GE provided Owner (i) a Front-End Engineering and Design Study (a “FEED Study”), which included a feasibility study for the construction of the Facility as well as a Facility design and a basis for determining the price for Contractor and GE to provide the engineering, design, procurement, construction and commissioning of the relevant portions of the Facility, and (ii) certain additional engineering services in support of the Project;

WHEREAS, following review of the FEED Study and the other work products delivered to Owner by Contractor and GE pursuant to the Initial TSAs, the Parties have mutually agreed to modify the scope of services to be provided by Contractor and GE with respect to the Facility and the price structure related thereto;

WHEREAS, as a result of such modification, Owner and GE have entered into an agreement pursuant to which GE will provide certain equipment and engineering services related to the Project;

WHEREAS, as an additional result of such modification, Owner and Contractor have entered into a non-binding Term Sheet, dated as of April 25, 2008 (the “Term Sheet”), which provides the basis for negotiations between Contractor and Owner with respect to an agreement whereby Contractor would perform certain engineering, procurement and construction management services in connection with the Project;

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WHEREAS, the Parties have entered into a Technical Services Agreement, dated as of June 9, 2008 (the “Recent TSA”), pursuant to which Contractor has commenced, on a limited notice to proceed basis, certain of the services described in the Term Sheet on the terms and conditions set forth in the Recent TSA; and

WHEREAS, the Parties now desire that Owner engage Contractor to perform engineering, procurement and construction management services in connection with the Project as set forth herein;

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.	DEFINITIONS

The following capitalized words and phrases used in this Agreement shall have the following meanings unless otherwise noted:

*** shall mean ***.

*** shall mean ***.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person at such time.

“Agreement” shall have the meaning set forth in the first paragraph above and shall include all Exhibits, and all amendments hereto (including, to the extent applicable, Change Orders).

“Air Permit” shall mean, collectively, the documents issued by the Indiana Department of Environmental Management, Office of Air Quality, related to and permitting the Significant Source Modification to Part 70 of the existing Operating Permit No. T083-7243-00003 issued to Owner on January 25, 2008.

“Assigned Job Duties” shall have the meaning set forth in Section 5.1.

“B&V” shall have the meaning set forth in Section 21.4(b).

“Baseline Contractor Schedule” shall mean the critical schedule of key dates and milestones for Contractor’s Scope of Services, including the Milestones, as of the Effective Date, as prepared by Owner and Contractor and attached hereto as Exhibit G, as amended from time to time pursuant to Article 9.

“Borrowed Employees” shall have the meaning set forth in Section 5.1.

“Business Day” shall mean every Day other than Saturday, Sunday or a legal holiday recognized by the State.

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“***” shall have the meaning set forth in Section 8.2.

*** shall mean ***.

“Certificate of Final Completion” shall have the meaning set forth in Section 11.3(e).

“Certificate of Mechanical Completion” shall have the meaning set forth in Section 11.1(e).

“Change” shall have the meaning set forth in Section 9.1.

“Change in Law” shall mean a change to a Law, or a change in the binding interpretation or application of a Law by the cognizant executive or judicial authorities having jurisdiction thereof, after the Effective Date that results in an increase in costs for Contractor to perform the Services, as affected to comply with such change, which increase in costs Contractor would not have incurred but for this Agreement; provided, however, that a “Change in Law” shall not include (a) any change to a Law that is enacted by any Government Authority prior to the Effective Date but, by its terms, does not come into effect until after the Effective Date or (b) any change to any Law, or a change in the binding interpretation or application of a Law by the cognizant executive or judicial authorities having jurisdiction thereof, that governs the manner in which Contractor performs its obligations under this Agreement.

“Change Order” shall have the meaning set forth in Section 9.3.

“CM ISBL Work” shall mean that portion of the work, including re-work, in connection with the Project that is “inside the battery limit,” namely the gasification island, power block, flare system and cooling tower, and above the ground and above the finished foundations, including all such work to be performed or provided under the Owner Contracts, as such work is further described in Part I of the Scope Book.

“Communication and Management Protocol” shall mean the Communication and Management Protocol to be followed by Owner and Contractor attached hereto as Exhibit B.

“Competitors of Contractor” shall mean each of *** and their respective Affiliates (other than any such Affiliate that, before becoming such an Affiliate, was a Permitted User).

“Confidentiality Agreement” shall mean that certain confidentiality letter agreement, dated as of June 9, 2008, by and between Owner and Contractor attached hereto as Exhibit L.

“Construction Management Services” shall have the meaning set forth in Section 3.4(a).

“Construction Phase” shall have the meaning set forth in Section 18.2.

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“Contract Price” shall mean the sum of (a) the *** and (b) the ***, as such amounts may be adjusted by Change Orders in the manner set forth herein.

“Contractor” shall have the meaning set forth in the first paragraph above and shall include its successors and permitted assigns.

“Contractor Default” shall have the meaning set forth in Section 19.1.

“Contractor Indemnitees” shall have the meaning set forth in Section 13.2.

“Contractor EP Schedule” shall mean the critical schedule of key dates and milestones relating to the Engineering Services and the Procurement Services to be performed by Contractor hereunder (including the Milestones related thereto) as prepared by Contractor, and as modified or updated from time to time by Contractor in accordance with Section 6.2.2 of Part I of the Scope Book and Section 7.1 herein.

“Contractor’s Houston Office” shall mean the office of Contractor located at 3000 Post Oak Road, Houston, Texas 77056.

“Contractor’s Project Manager” shall mean the Person whom Contractor designates in Exhibit F to issue and receive communications on Contractor’s behalf under this Agreement.

“Contractor’s Site Representative” shall mean the Person whom Contractor designates in Exhibit F to represent Contractor at the Site.

“Contractor’s Steering Committee Members” shall mean the two (2) executives of Contractor designated by Contractor to represent Contractor on the Steering Committee.

“Control” shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by contract or credit arrangement, or otherwise, or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the equity interest in a Person.

“CPCN” shall mean the Certificate of Public Convenience and Necessity issued to Owner by the IURC authorizing Owner to begin construction of the Facility.

“CPR Rules” shall have the meaning set forth in Section 23.2.

“Day” shall mean a calendar day, including Saturdays, Sundays, and holidays.

“Defects” shall have the meaning set forth in Section 12.2.

“Design Documentation” shall have the meaning set forth in Section 3.5, and in each case excluding any Technical Data.

“Dispute” shall have the meaning set forth in Section 23.1.

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

“Dispute Resolution Meeting” shall have the meaning set forth in Section 23.2.

“Documentation” shall mean collectively (a) all drawings, specifications, reports, studies, plans, manuals, schedules, analyses, recommendations, estimates and other documents, and the data therein, in printed or electronic format, that are prepared in the performance of the Services and delivered, or required hereunder to be delivered, to Owner, including Design Documentation, and (b) all “Work Product” as defined in the Recent TSA.

“Effective Date” shall mean the date set forth in the first paragraph of this Agreement.

“Engineering Services” shall have the meaning set forth in Section 3.5.

“Environmental, Safety and Health Plan” shall mean that certain Site Environmental, Safety and Health Plan, which, among other things, addresses unsafe and undesirable behavior for environmental matters (U.S. Environmental Protection Agency and any applicable State agency), health matters (industrial hygiene and employee health hazard prevention/mitigation) and safety matters (including work safety and fitness for duty), for the Project, Rev. 5, as amended, restated or supplemented from time to time.

“Estimate” shall mean ***.

“***” shall have the meaning set forth in Section 8.3(a).

“Facility” shall have the meaning set forth in the Recitals.

“FEED Study” shall have the meaning set forth in the Recitals.

***

“Final Completion” shall have the meaning set forth in Section 11.3.

“Final Completion Date” shall mean the date on which Final Completion actually occurs, as determined in the manner set forth in Section 11.3(e).

“Final Payment Invoice” shall have the meaning set forth in Section 8.6.

“Financial Institutions” shall mean any party entering into a loan agreement, guarantee, note, indenture or security agreement with Owner or its Affiliates in relation to the Facility, including arrangements relating to interest rate or currency hedging and arrangements relating to the construction or permanent financing or refinancing of the Facility.

***

“Force Majeure” shall mean, with respect to a Party, (i) unanticipated causes beyond its reasonable control (actions of Affiliates and subcontractors of a Party will be deemed to be under the control of that Party); or (ii) acts of God (including fires, earthquakes, floods, hurricanes, tornadoes, earthquakes, lightning, pandemic, epidemics and other natural

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calamities), severe weather conditions, strikes or other labor disturbances except those involving only employees of Contractor (unless they are a part of a national or international strike or other national or international labor disturbance), war (declared or undeclared), or riots, in each case, which actually delays or prevents a Party’s performance hereunder. For the avoidance of doubt, local strikes and other local labor disturbances involving employees of Contractor that are not a part of a regional, national or international strike or other national or international labor disturbance shall not be deemed to be Force Majeure. Force Majeure shall not include inability to pay.

“GE” shall have the meaning set forth in the Recitals.

“GE Change Review Board” shall mean GE’s “Project Manager” under the GE Equipment Contract and Owner’s Project General Manager.

“GE Equipment” shall mean the power generation, gasification island, power island and related equipment to be provided pursuant to the GE Equipment Contract.

“GE Equipment Contract” shall mean the Contract for the Sale of Power Generation, Gasification Island and Miscellaneous Power Island Equipment and Related Services, dated as of December 20, 2007, by and between Owner and GE.

“Government Approvals” means all permits, licenses, authorizations, consents, decrees, waivers, privileges and approvals from and filings with any Government Authority required for or material to the development, financing, ownership, construction, operation or maintenance of the Facility in accordance with this Agreement, including the CPCN and other work permits, environmental permits, licenses and construction permits.

“Government Authority” shall mean any federal, state, county, city, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Hazardous Materials” shall mean substances defined as “hazardous substances” pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601(14)); those substances defined, identified or listed as “hazardous waste” pursuant to Section 1004(5) or Section 3001 of the Resource, Conservation and Recovery Act (42 U.S.C. Section 6901 or 6921); those substances designated as a “hazardous substance” pursuant to Section 311 (b)(2)(A) or as a “toxic pollutant” pursuant to Section 307(a)(1) of the Clean Water Act, as amended (33 U.S.C. Section 3121(b)(2)(A) or Section 1317(a)(1)); those substances defined as “hazardous materials” pursuant to Section 103 of the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.); those substances regulated as a “chemical substance or mixture” or as an “imminently hazardous chemical substance or mixture” pursuant to Section 6 or 7 of the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2605 or Section 2606); those substances defined as “contaminants” pursuant to Section 1401 of the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300f), if present in excess of permissible levels; those substances regulated pursuant to the Oil Pollution Act of 1990 (33 U.S.C. Sections 2701 et seq.); those substances defined as a “pesticide” pursuant to Section 2(u) of the Federal

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Insecticide, Fungicide, and Rodenticide Act as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978 (7 U.S.C. Section 136(u)); those substances defined as a “source”, “special nuclear” or “by-product” material pursuant to Section 11 of the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2014); those substances defined as “residual radioactive material” in Section 101 of the Uranium Mill Tailings Radiation Control Act of 1978, as amended (42 U.S.C. Sections 7901); those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651); those substances defined as “hazardous air pollutants” pursuant to Section 112(a)(6), or “regulated substance” pursuant to Section 112(r)(2)(B) of the Clean Air Act, as amended (42 U.S.C. Section 7412(a)(6) or Section 7412(r)(2)(B)); those substances listed as “extremely hazardous substances” pursuant to Section 302(a)(2) of the Emergency Planning & Community Right-to-Know Act of 1986 (42 U.S.C. Section 11002(a)(2)); and those other hazardous substances, hazardous wastes, toxic pollutants, hazardous materials, chemical substances or mixtures, imminently hazardous chemical substances or mixtures, contaminants, pesticides, source materials, by-product materials, residual radioactive materials, toxic materials, harmful physical agents, air pollutants, regulated substances, or extremely hazardous substances defined, listed or identified in any regulations promulgated pursuant to any environmental Law, and all other contaminants, toxins, pollutants, hazardous substances, substances, materials and contaminants, toxic and hazardous materials, the use, disposition, possession or control of which is regulated by one or more Laws.

“HR Issues” shall have the meaning set forth in Section 5.1.

“HR Policies” shall have the meaning set forth in Section 5.1.

“Indemnified Party” shall mean Owner Indemnitees or Contractor Indemnitees, as applicable.

“Initial TSAs” shall have the meaning set forth in the Recitals.

“IURC” shall have the meaning set forth in Section 21.4.

“Laws” shall mean, at any date of determination, all statutes, laws, codes, ordinances, orders, judgments, decrees, injunctions, licenses, rules, permits, approvals, agreements, and regulations of any Government Authority, including all applicable codes, standards, rules and regulations of the State, in effect on such date, including all Government Approvals.

“Lien” shall mean any lien, mortgage, pledge, encumbrance, charge, security interest, defect in title, or other claim filed or asserted in connection with the Project by or through Contractor, a Subcontractor or any other third party under the control of Contractor (provided that neither the Managed Vendors nor GE shall be construed to be “under the control” of Contractor) or any Subcontractor against the Facility, the Site, the Owner Equipment, the GE Equipment or any other structure or equipment at the Site.

“License Continuation Fee” shall have the meaning set forth in Section 19.5(c)(ii).

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“Managed Vendors” shall mean the suppliers of Owner Equipment or Owner Services pursuant to the Owner Contracts.

“Material Assignment Schedule” shall mean the Material Assignment Schedule attached hereto as Exhibit C, as amended or supplemented from time to time in accordance with Section 3.3(a).

“Mechanical Completion” shall have the meaning set forth in Section 11.1.

“Mechanical Completion Date” shall mean the date on which Mechanical Completion actually occurs, as determined in the manner set forth in Section 11.1(e).

“Milestone” shall mean an activity or series of activities in the execution of the Services or the CM ISBL Work designated as a “Milestone” on the Baseline Contractor Schedule or the Contractor EP Schedule.

“Mine Remediation Reports” shall mean the “Mine Subsidence Evaluation, Edwardsport Power Plant, GAI Project Number: C040605” dated April 2005, and “Final Report, Edwardsport Mine Stabilization, Duke Energy, Edwardsport Generating Station, GAI Project Number: C060638.02” dated April 2008.

“*** Payment Invoice” shall have the meaning set forth in Section 8.3(a).

“Monthly Progress Report” shall mean the written report Contractor delivers to Owner each month describing the progress in the Services and the CM ISBL Work achieved during the prior month, as provided in Section 3.9(a).

“Non-Directed Change” shall have the meaning set forth in Section 9.1.

“Notice of Final Completion” shall have the meaning set forth in Section 11.3(d).

“Notice of Mechanical Completion” shall have the meaning set forth in Section 11.1(c).

“NPDES Permit” shall mean the documents issued by the Indiana Department of Environmental Management, Office of Water Quality, related to the modification of the existing Edwardsport Generating Station NPDES permit number IN0002780 for the purpose of characterizing and permitting discharge of the integrated gasification combined cycle process and stormwaters via the existing outfall, which documents shall be issued following Owner’s application for such modification (it being understood that Owner shall submit such application after the Effective Date at a time reasonably determined by Owner, in its sole discretion, based upon the critical path activities set forth in the then-current Project Schedule).

“***” shall have the meaning set forth in Section 14.4(a).

“*** Administrator” shall have the meaning set forth in Section 14.6(b).

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“*** Site” shall have the meaning set forth in Section 14.4(c).

“Owner” shall have the meaning set forth in the first paragraph above and shall include its successors and permitted assigns.

“Owner Contracts” shall mean the Owner Equipment Contracts and the Owner Service Contracts.

“Owner Default” shall have the meaning set forth in Section 19.3.

“Owner Equipment” shall mean the equipment that Owner shall purchase as contemplated by the Material Assignment Schedule and with respect to which Contractor shall provide Procurement Services as generally described in Part I of the Scope Book and in the Material Assignment Schedule.

“Owner Equipment Contracts” shall mean the contracts, purchase orders, limited notices to proceed or other agreements between Owner and the suppliers of Owner Equipment.

“Owner Indemnitees” shall have the meaning set forth in Section 13.1.

“Owner Items” shall mean the Owner Equipment and other materials, supplies, parts and equipment used or to be used by any Managed Vendor in connection with the CM ISBL Work.

“Owner Service Contracts” shall mean the contracts, purchase orders, limited notices to proceed or other agreements between Owner and the suppliers of Owner Services.

“Owner Services” shall mean the services that Owner shall procure and with respect to which Contractor shall provide Construction Management Services as described in Part I of the Scope Book and as indicated in the Material Assignment Schedule.

“Owner Suppliers” shall mean the vendors, suppliers, construction contractors and others providing Procurement Items to Owner in respect of the Facility.

“Owner’s Plainfield Office” shall mean the office of Owner located at 1000 East Main Street, Plainfield, Indiana 46168.

“Owner’s Project General Manager” shall mean the Person whom Owner designates in writing to issue and receive communications on Owner’s behalf under this Agreement.

“Party” shall have the meaning set forth in the first paragraph.

“Permitted User” shall mean any independent contractor engaged by Owner or any of its Affiliates that (a) is under a confidentiality obligation to Owner or such Affiliate and (b) agrees to use the Documentation only for the purposes for which such independent contractor

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was engaged by Owner or such Affiliate (which purposes may not be broader than the Permitted Purposes).

“Permitted Purposes” shall have the meaning set forth in Section 18.2.

“Person” shall mean any individual, company, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity having legal capacity.

“Prime Interest Rate” shall mean, as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If The Wall Street Journal is not published on a date for which the interest rate must be determined, the prime interest rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published. If The Wall Street Journal discontinues publishing a prime rate, the prime interest rate shall be the prime rate announced publicly from time to time by Bank of America, N.A. or its successor.

“Procurement Items” shall have the meaning set forth in Section 3.3(a).

“Procurement Services” shall have the meaning set forth in Section 3.3(a).

“Progress Meetings” shall have the meaning set forth in Section 3.9(b).

“Project” shall have the meaning set forth in the Recitals.

“Project Job Rules and Regulations” shall mean those certain Project Job Rules and Regulations Rev. dated July 22, 2008, as amended, restated or supplemented from time to time.

“Project Schedule” shall mean the critical schedule of key dates and milestones for the Project as prepared by Owner and as modified or updated from time to time by Owner.

“Prudent Industry Practice” shall mean those practices, methods, processes and standards of safety and performance, as the same may change from time to time, as are commonly used, or are generally accepted, in the engineering, procurement or construction management, in the case of Contractor, or construction, operation and maintenance, in the case of Owner, of electric power generation facilities with a complexity at a level similar to the Facility (irrespective of whether any such similar facility is intended to capture carbon dioxide), which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, after due and diligent inquiry, are considered good, safe and prudent practices, methods, processes and standards in accordance with generally accepted standards of professional care, skill, diligence, and competence applicable to the engineering, procurement and construction management, in the case of Contractor, or construction, operation and maintenance, in the case of Owner, practices in the United States for electric power generation facilities with a complexity at a level similar to the Facility (irrespective of whether any such similar facility is intended to capture carbon dioxide). “Prudent Industry

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Practice” does not necessarily mean a practice that would achieve an optimal solution or minimal solution, or any method or standard in all cases.

“Punch List Items” shall mean any minor defects identified by Owner or Contractor during installation and commissioning (and upon which the Parties shall mutually agree) that do not affect the safety, reliability, operability or the mechanical integrity of the Facility or the ability of Owner to operate the Facility in accordance with Prudent Industry Practices.

“Quality Assurance Plan” shall mean that certain Duke Energy Edwardsport IGCC Project Integrated Quality Plan, which comprises all those planned and systematic actions necessary or prudent to provide adequate confidence that a structure, system or component will perform satisfactorily in service and includes management and control of the design, engineering, and construction services for the Project, Rev. dated October 21, 2008, as amended, restated or supplemented from time to time.

“***” shall have the meaning set forth in Exhibit J.

“Recent TSA” shall have the meaning set forth in the Recitals.

***

“Sales and Use Taxes” shall mean all present and future sales, use and similar Taxes imposed on the sale of any materials from Contractor to Owner, if any, or the performance of the Services by Contractor by the State or any other Government Authority.

“Scope Book” shall mean the Scope Book attached hereto as Exhibit A.

“Scope of Services” shall mean the scope of Services to be performed by Contractor as described in Part I of the Scope Book. Contractor’s Scope of Services shall not include any of the services, equipment, materials or other work required to be provided by Owner as described in Part I of the Scope Book.

***

“Screening Measures” shall have the meaning set forth in Section 5.1.

“SDS” shall have the meaning set forth in Section 3.10.

“Services” shall mean the engineering, procurement, construction management and related services and other obligations to be performed or complied with by Contractor hereunder, including those services and other obligations to be performed or complied with by Contractor as described in Part I of the Scope Book, the Material Assignment Schedule or the Communication and Management Protocol, and the repair and warranty work relating thereto, and shall include all of the foregoing items that were performed prior to the Effective Date pursuant to the Recent TSA; provided, however, that the Services shall not include any Shared Services.

“Shared Services” shall have the meaning set forth in Section 3.1(b).

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“Site” shall have the meaning set forth in the Recitals as further described in Exhibit D and shall include any additional property that Owner purchases, leases or otherwise has an ownership interest in and that is used for the Project.

“Site Control and Access Plan” shall mean (a) the Time and Attendance Procedure, Document Number 25441-100-GPP-GCP-01012, Rev. 0 dated September 15, 2008, as amended, restated or supplemented from time to time and (b) any other Site Project Procedures, which, among other things, address the safe, efficient and proper prosecution of the Project at the Site, security at the Site, custody and control of equipment, materials and supplies at the Site and right of access and entrance to the Site by all Persons.

“Site Project Procedures” shall have the meaning set forth in Part I of the Scope Book.

“Staffing Plan” shall mean the summary project organization chart reflecting the overall organization and supervision of the Persons employed or managed by Contractor to provide the Services, attached hereto as Exhibit F.

“***” shall have the meaning set forth in Section 15.1.

“State” shall mean the State of Indiana.

“Steering Committee” shall have the meaning set forth in Section 6.3.

“Subcontractor” shall mean a Person, including any vendor, materialman or supplier, who has a contract (whether written or oral, a purchase order or otherwise) with Contractor or a contract with any Person hired by Contractor or with a Person of any lower tier (e.g., a second- or third-tier subcontractor) to perform any of the Services, at the Site or elsewhere.

“Substantial Completion” shall have the meaning set forth in Section 11.2.

“Substantial Completion Date” shall mean the date on which Substantial Completion actually occurs.

“Sulfur Intellectual Property Rights” shall mean any and all existing and future patent rights, trademark rights, copyright rights, trade secret rights, know how rights and other rights owned by or licensed to Contractor relating to processes or apparatus for the conversion of hydrogen sulfide to sulfur in an environmentally acceptable manner, including Claus sulfur recovery, hydrogenating tail gas treating, and thermal oxidizing.

“Sulfur Jointly Developed Improvements” shall mean any and all improvements, modifications, variations, additions, deletions, or other changes of any kind or nature, which are useful for or in connection with Claus sulfur recovery, hydrogenation tail gas treating and thermal oxidizing, which are developed or acquired jointly by Owner and Contractor during the term of this Agreement and which are based in whole or in part on the Sulfur Intellectual Property Rights.

“Sulfur License” shall have the meaning set forth in Section 18.3.

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“Sulfur Licensee Improvements” shall mean any and all improvements, modifications, variations, additions, deletions or other changes of any kind or nature which are useful for or in connection with Claus sulfur recovery, hydrogenation tail gas treating and thermal oxidizing, which are based in whole or in part on the Sulfur Intellectual Property Rights and which are developed by Owner during the term of this Agreement and which are not at the time known to Contractor, or known in the public domain.

“Sulfur License Royalty” shall have the meaning set forth in Section 18.3.

***

***

***

***

“Taxes” shall mean all present and future license, documentation, recording and registration fees, all taxes (including income, gross receipts, unincorporated business income, payroll, sales, use, personal property (tangible and intangible), real estate, excise and stamp taxes), levies, imports, duties, assessments, fees, charges and withholdings of any nature whatsoever, and all penalties, fines, additions to tax, and interest imposed by any Government Authority. Taxes shall also include Sales and Use Taxes and all present and future customs, duties or levies or other import or export fees, including any charges imposed by North American Free Trade Association (NAFTA).

“Technical Data” shall mean the calculations identified in Exhibit E attached hereto.

“Term Sheet” shall have the meaning set forth in the Recitals.

“Termination Charges” shall have the meaning set forth in Section 19.5(c)(i).

“Third Party Claim” shall mean any claim, demand or cause of action of every kind and character by any Person other than Owner, Contractor or their respective Affiliates.

“Warranties” shall have the meaning set forth in Section 12.1.

“Warranty Period” shall mean the period commencing on the Substantial Completion Date and ending on the date that is the earlier of (a) *** and (b) ***, as such period may be extended from time to time as provided in Section 12.3.

2.	GENERAL PROVISIONS

2.1 Intent of Contract Documents. It is the intent of the Parties that Contractor perform the Services and all of its other obligations under this Agreement for the Contract Price, which shall not be increased, except in accordance with Article 9 or as otherwise expressly set forth herein.

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2.2 Independent Contractor. Contractor shall perform and execute the provisions of this Agreement as an independent contractor to Owner and shall not in any respect be deemed or act, or hold itself out, as an agent of Owner for any purpose or reason whatsoever, except as contemplated in Sections 3.2, 3.3 and 3.4.

2.3 Subcontracting. Contractor shall not engage any Person, excluding Persons related to or affiliated with Contractor and functioning in the offices specifically identified in Exhibit I, to perform any portion of the Services without the prior written consent of Owner, which consent shall not be unreasonably withheld. In any event, Contractor shall ensure that it shall have the right to grant the intellectual property licenses to Owner, its Affiliates and Permitted Users herein irrespective of the performance by any Subcontractor of any Services. No contractual relationship shall exist between Owner and any Subcontractor with respect to the Services. Contractor shall be fully responsible for all acts, omissions, failures and faults of all Subcontractors as fully as if they were the acts, omissions, failures and faults of Contractor.

2.4 Interpretation.

(a) Headings. The titles and headings in this Agreement are inserted for convenience only and shall not be used for the purposes of construing or interpreting this Agreement.

(b) Plural/Singular. Words importing the singular also include the plural and vice versa.

(c) References. References to natural persons include Persons. References to “Articles” and “Sections” are references to Articles and Sections of this Agreement. References to “Exhibits” are references to the Exhibits attached to this Agreement, including all attachments to and documents and information incorporated therein, and all Exhibits are incorporated into this Agreement by reference.

(d) Gender. Words importing one gender include the other gender.

(e) Without Limitation. The words “include” and “including” are not words of limitation and shall be deemed to be followed by the words “without limitation.”

(f) Amendments. All references in this Agreement to contracts, agreements or other documents shall be deemed to mean those contracts, agreements or documents as the same may be modified, supplemented or amended from time to time.

(g) Industry Meanings. Words and abbreviations not otherwise defined in this Agreement which have well-known technical or design, engineering or construction industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

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(h) Agreement. Provisions including the word “agree”, “agreed” or “agreement” require the agreement to be recorded in writing.

(i) Approve. Provisions including the word “approve”, “approved” or “approval” require the approval to be recorded in writing.

(j) Written. Provisions including the word “written” or “in writing” mean hand-written, type-written, printed or electronically made and resulting in a permanent record.

(k) Drafting. Neither Contractor nor Owner shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by legal counsel for the other, and this Agreement shall be construed as if drafted jointly by Owner and Contractor and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

2.5 Inclusion; Conflicts. This Agreement (excluding the Exhibits) and the Exhibits shall be considered complementary, and what is required by one shall be binding as if required by all. The Parties shall attempt to give effect to all provisions. The failure to list a requirement specifically in one document or section of a document, once that requirement is specifically listed in another document or section, shall not imply the inapplicability of that requirement, and Contractor shall provide as part of its obligations hereunder all items required to conform the Services to the requirements of this Agreement. Any provision addressing any issue with specificity shall not be construed to limit any provision addressing the same or similar issue in general. In the event of a conflict between this Agreement (excluding the Exhibits) and the Exhibits, this Agreement (excluding the Exhibits) shall control and the conflicting provisions shall be interpreted so as to accord with the provisions of this Agreement (excluding the Exhibits).

2.6 Days. If a payment obligation falls due on a Day other than a Business Day, the obligation shall be deemed to be due on the next Business Day.

3.	CONTRACTOR RESPONSIBILITIES

3.1 Performance of Services.

(a) Generally. Contractor shall diligently, duly and properly perform and complete the Services and its other obligations in accordance with this Agreement, applicable Laws and Prudent Industry Practices, and shall obtain and maintain all Government Approvals necessary or prudent for the proper execution and completion of the Services. Contractor shall perform and provide all services not specifically delineated in this Agreement to the extent customary and necessary to complete the Services in accordance with Prudent Industry Practices. Contractor shall perform and provide the Services in a manner that will not disrupt or interfere with Owner’s operation of its existing coal-fired electric generation plant adjacent to the Site.

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(b) Shared Services. The Parties acknowledge and agree that they have established a shared services team comprised of personnel from each Party as more particularly described in the Communication and Management Protocol, which team is intended to provide support for work on the entirety of the Project, including the Services to be provided by Contractor hereunder, as described in the Communication and Management Protocol, in order to reduce costs for the Project (the “Shared Services”). Owner shall be responsible for directing and supervising the Shared Services team and in the performance of the work allocated to the Shared Services team. The personnel of Contractor on the Shared Services team, without regard to the type of work to be performed by such personnel or the portion of the Project for which such work relates, shall at all times be Borrowed Employees as contemplated by Article 5. The Parties acknowledge and agree that this Shared Services team shall be available to Owner for work relating to any portion of the entire Project, including work outside of the CM ISBL Work. In performing the services with respect to any type of work allocated to the Shared Services team as indicated in the Staffing Plan or Communication and Management Protocol, Contractor shall use only personnel from this Shared Services team. The Parties agree to provide good faith, prompt and courteous coordination and collaboration, and to assist the other Party, at its request, in such other activities, as may be reasonably required for the successful and timely completion of work to be performed by the Shared Services team.

3.2 Appointment as Agent. Subject to the defined limits of authority set forth in this Section, Owner hereby authorizes Contractor to, and Contractor hereby agrees to, act as Owner’s agent for the purpose of performing the Procurement Services and the Construction Management Services. Contractor shall have no authority to, and shall not, take any of the following actions in connection with the Procurement Services or the Construction Management Services (without Owner’s general or specific approval): (1) make awards, (2) approve invoices, (3) consent to any change order under any Owner Contract or the GE Equipment Contract; (4) agree to or permit any amendment, modification, or supplement of any Owner Contract or the GE Equipment Contract; (5) waive or prejudice any of Owner’s rights with respect to any Owner Contract or the GE Equipment Contract, as applicable, or the obligations of the Managed Vendors or GE, respectively, relating thereto; (6) initiate or conduct any litigation, arbitration or other similar proceedings on behalf of Owner; (7) take any action that would cause a default or breach by Owner of an Owner Contract or the GE Equipment Contract; or (8) agree to or consent to termination or suspension of work or activities under any Owner Contract or the GE Equipment Contract.

3.3 Scope of Procurement Services.

(a) Subject to Section 3.2, Contractor shall perform procurement Services for services, equipment (including spare parts related thereto), materials and supplies (collectively, the “Procurement Items”), as such Services are further described in this Section and in Part I of the Scope Book (the “Procurement Services”). The Parties acknowledge and agree that the Material Assignment Schedule contains a preliminary schedule of Procurement Items required for the Project for which Contractor shall provide Procurement Services, that Contractor is

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not obligated hereunder to provide Procurement Services with respect to all services, equipment (including spare parts related thereto), materials and supplies required for the Project and that the amount or type of Procurement Items required for the Project for which Contractor shall provide Procurement Services may be changed by Owner from time to time. Accordingly, Owner may, from time to time, propose changes to the Material Assignment Schedule to change the amount or type of Procurement Items required for the Project for which Contractor shall perform Procurement Services, and the Parties shall proceed with respect to such proposed change in accordance with the terms and conditions set forth in Article 9. Contractor shall perform the Procurement Services, as a Reimbursable Cost, with respect to any additions to the Material Assignment Schedule in accordance with the terms of this Agreement.

(b) Contractor shall, in connection with the provision of Procurement Services, provide the advice and recommendations to Owner as described in Part I of the Scope Book based on the actions that Contractor would take if Contractor were directly responsible to Owner as the prime contractor for the applicable Procurement Items. Each contract, purchase order or other agreement executed or entered into pursuant to this Section 3.3 shall be executed by Owner, and each such contract, purchase order or other agreement shall be an Owner Contract for all purposes hereunder. In connection with the Procurement Services to be provided hereunder, the Parties shall mutually develop a process to integrate Owner’s purchasing system with Contractor’s purchasing system in order to coordinate the management of materials purchased for the Facility and the payments made or due to Owner Suppliers. Nothing contained herein shall create any contractual relationship between Contractor, on the one hand, and GE or any Managed Vendor, on the other hand, and Contractor shall have no liability (including any payment liability) to GE or any Managed Vendor with respect to goods or services provided by any of them pursuant to the GE Equipment Contract or the Owner Contracts, as applicable.

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3.4 Scope of Construction Management Services.

(a) Subject to Section 3.2, Contractor shall generally manage, supervise and coordinate all CM ISBL Work as contemplated herein and as further described in Part I of the Scope Book and the Communication and Management Protocol (the “Construction Management Services”). Contractor shall perform the Construction Management Services in a manner designed to achieve Mechanical Completion, Substantial Completion and Final Completion by their respective dates set forth in the Project Schedule. Contractor shall perform the Construction Management Services in a manner designed to achieve completion of the CM ISBL Work in compliance with the Scope Book, Design Documentation, Project Schedule and the other terms and conditions set forth herein. Contractor shall diligently perform the Construction Management Services in accordance with Prudent Industry Practices and the other terms and conditions of this Agreement. In performing the Construction Management Services hereunder, Contractor and Owner understand that Contractor is acting in a construction management role and does not assume the liabilities and obligations of a prime contractor with respect to the responsibilities assumed by the Managed Vendors or GE, unless the same or similar obligations are specifically set forth herein.

(b) Without limiting the generality of Section 3.4(a), but subject to Section 3.2, in performing the Construction Management Services, Contractor shall, for the benefit of Owner and with the same diligence and care and pursuant to the same standards as Contractor uses on any other electric generating power plant construction project in the United States with a similar level of complexity where Contractor is acting as the contractor for such project (but not less than the diligence, care and standards required by this Agreement), require each Managed Vendor to perform all elements of its work to be performed by such Person in compliance with the terms of the Owner Contract for such Managed Vendor and manage the Owner Contracts in a manner designed to achieve the Project Schedule. Owner shall provide Contractor with the relevant portions of each Owner Contract in order for Contractor to perform the Construction Management Services with respect thereto.

3.5 Engineering Services. Contractor shall diligently, duly and properly perform and complete engineering Services, including providing working drawings, designs and specifications (the “Design Documentation”) setting forth in detail the design of, and the requirements and procedures for the construction or testing for, that portion of the Project for which Contractor is responsible for the design, as more fully described in Part I of the Scope Book (collectively, the “Engineering Services”). Contractor hereby acknowledges that the Design Documentation shall form the basis for work performed by other contractors, subcontractors, Managed Vendors or Owner Suppliers in respect of the Facility and that any review or approval by Owner of any Design Documentation shall not relieve Contractor from any obligation or responsibility under this Agreement.

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3.6 Development of Project Plans.

(a) Site Control and Access Plan. Contractor shall comply with, implement and enforce the Site Control and Access Plan as set forth in the Scope Book. For the avoidance of doubt, Owner shall have the ultimate authority with respect to the contents of the Site Control and Access Plan and may update the Site Control and Access Plan from time to time.

(b) Environmental, Safety and Health Plan. Contractor shall comply with, implement and enforce the Environmental, Safety and Health Plan as set forth in the Scope Book. For the avoidance of doubt, Owner shall have the ultimate authority with respect to the contents of the Environmental, Safety and Health Plan and may update the Environmental, Safety and Health Plan from time to time.

(c) Quality Assurance Plan. Contractor shall comply with, implement and enforce the Quality Assurance Plan as set forth in the Scope Book. For the avoidance of doubt, Owner shall have the ultimate authority with respect to the contents of the Quality Assurance Plan and may update the Quality Assurance Plan from time to time.

3.7 Intentionally Omitted.

3.8 Facility Manuals; Training. In connection with the Construction Management Services, Contractor shall review and assist Owner in collecting the manuals prepared by Managed Vendors in the manner set forth in Part I of the Scope Book.

3.9 Periodic Reports and Meetings.

(a) Status Report. Within *** Days after the end of each calendar month, Contractor shall prepare and submit to Owner a written status report covering the previous calendar month, which report shall be prepared in a manner and format (hard copy and electronic) reasonably acceptable to Owner and shall include the information required to be included in such status report as described in Section 6.3 of Part I of the Scope Book (the “Monthly Progress Report”). In addition, Contractor shall prepare and deliver to Owner such engineering, procurement, material handling, cost, schedule, manpower, quality, safety, resource or other project reports relating to the Project as described in Section 6.6 of Part I of the Scope Book and at the frequency set forth therein.

(b) Progress Meetings. From the Effective Date until the Final Completion Date, Contractor shall attend and participate in regular meetings with Owner which shall occur monthly (or upon such other interval as the Parties agree in writing) for the purpose of discussing the status of the Services and the CM ISBL Work and anticipating and resolving any problems (“Progress Meetings”). The Progress Meetings may also include, at the request of Owner, Managed Vendors, GE, Owner Suppliers, the Financial Institutions, Subcontractors, consultants and other Persons. Contractor shall prepare and promptly deliver to Owner written

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minutes of each meeting; provided, that the publication or distribution of such minutes shall not constitute a permitted basis for providing notice, or otherwise asserting claims, under this Agreement by any Party. No implication whatsoever shall be drawn as a consequence of a failure by any Party to comment on or object to any minutes prepared or distributed by Contractor. Unless otherwise mutually agreed, Contractor’s Project Manager shall attend all Progress Meetings after Contractor mobilizes to the Site. *** In addition to the above monthly Progress Meetings and unless excused by Owner, Contractor and Owner shall hold regularly scheduled (but not less frequently than weekly during construction) status or scheduling meetings as requested by Owner.

3.10 Compliance with Laws. Contractor shall perform all Services in conformance with applicable Law. Notwithstanding anything to the contrary contained herein, Contractor shall not be required to take any action or perform any Services hereunder that would result in the violation of any applicable Laws, including U.S. anti-boycott Laws, and applicable Laws pertaining to export control and sanctions. If not otherwise exempted by Title 48 and to the extent applicable, Contractor shall adopt and utilize a subcontracting plan that complies with 48 C.F.R. 52-219-9 for Small Diverse Suppliers (“SDS”). Contractor shall: (i) use all commercially reasonable efforts to utilize SDS (and Large Diverse Suppliers); and (ii) provide Owner a quarterly status report in a format reasonably acceptable to Owner. Contractor shall enter such report on Owner’s website at www.duke-energy.com/suppliers/supplier-diversity.asp. Owner, its designated auditors and any applicable Government Authority shall have the right of access during normal business hours to inspect Contractor’s records related to the Project as they relate to SDS and compliance with this Section.

3.11 Owner Office Space. Contractor shall provide Owner with five offices and six cubicles in Contractor’s Houston Office and two cubicles in Contractor’s office located in Frederick, Maryland and such additional space as reasonably requested by Owner. *** To the extent any additional office space is requested by Owner and there are issues with respect to the scope of such request or availability of office space, the Parties will discuss the allocation of such office space and/or invoicing for such office space.

3.12 Emergencies. In the event of any emergency endangering life or property, Contractor shall take, or direct any Persons under Contractor’s control to take, all actions as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall immediately report each such emergency, and Contractor’s responses thereto, to Owner’s Project General Manager and shall provide Owner a written report of such emergency, and Contractor’s responses thereto, within twenty-four (24) hours after the occurrence of such emergency.

3.13 Signage. Neither Contractor nor its Subcontractors shall display, install, erect or maintain any advertising or other signage at the Site without Owner’s prior written approval, other than signs and notices required by applicable Laws, related safety or work rules, Site identification, or used to solicit employees for the performance of the Services.

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3.14 Acknowledgement of Scope of Services. Contractor and Owner hereby acknowledge that the Services are only a portion of the work required for the completion of the entire Project and that the successful and timely completion of the Project in accordance with the Project Schedule will require the good faith, prompt and courteous coordination and collaboration among many contractors, subcontractors and other Persons, including Contractor, Managed Vendors, GE, Owner Suppliers, Owner and Owner’s other contractors. Contractor agrees to provide such good faith, prompt and courteous coordination and collaboration on its own behalf and to assist Owner, upon request, in such other activities as may be required for the successful and timely completion of the Project, including assistance in obtaining any Governmental Approvals necessary for the operation, maintenance, use and ownership of the Facility. Owner shall use reasonable efforts to require Owner’s other contractors to coordinate, collaborate and cooperate with Contractor in a manner designed to achieve and maintain a schedule and sequence that will accommodate the interest of all parties so as not to unreasonably disrupt and interfere with their respective work.

3.15 Use of Existing Owner Property. Circumstances may arise where Contractor requests Owner to make available to Contractor certain of Owner’s equipment or facilities for the performance of Contractor’s Services the use of which is not provided for in this Agreement. Upon such request, Owner shall use commercially reasonable efforts to provide Contractor with the use of such equipment or facilities; provided, that the use of such equipment or facilities shall not unreasonably disrupt or interfere with the work of other contractors, subcontractors and other Persons, including Managed Vendors, GE, Owner Suppliers, Owner and Owner’s other contractors. Contractor shall be responsible for reasonably inspecting such equipment to assure itself of the safety of such equipment before use and shall return such equipment to Owner in the condition which it was received, except for reasonable wear and tear. Contractor shall inspect such equipment before Contractor’s use and upon its return to Owner. Upon return, Owner may also inspect such equipment to substantiate whether or not any part of the equipment used by Contractor has been damaged in any way as a result of its use by Contractor. If Owner is required to expend amounts (a) to repair any uninsured damage to its equipment or (b) to pay any deductible required to be paid for any insured damage, in each case, resulting from Contractor’s use of such equipment or facilities (ordinary wear and tear excepted), ***.

4.	CONTRACTOR PERSONNEL

4.1 Contractor’s Personnel. Contractor shall comply in all respects with all applicable labor, employment and immigration Laws that may impact Contractor’s Services under this Agreement, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements. Without limiting the generality of the foregoing, Contractor shall perform all required employment eligibility and verification checks and maintain all required employment records for its employees that will be performing Services and Shared Services and for all Borrowed Employees provided by Contractor. Contractor acknowledges and agrees that it is responsible for conducting adequate screening of its employees and agents prior to assigning any such Person to perform any Service. By providing an employee or agent under this Agreement, Contractor warrants and represents that it has completed the Screening Measures (as defined in Section 5.1 below) with respect to such Person and that such Screening Measures did not reveal any information that adversely affects such Person’s

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suitability for assignment by Contractor to perform the Service. Owner, in its sole discretion, shall have the option of barring from the Site any person whom Owner determines is not fit or qualified to perform the Service, or who violates applicable requirements hereunder. In all circumstances, Contractor shall ensure that the substance and manner of any and all Screening Measures performed by Contractor pursuant to this Section conform fully to applicable Law. Contractor shall advise and instruct the Persons assigned to the Site by Contractor to comply with all applicable office and field rules, regulations and safety procedures. At all times, a person assigned by Contractor to perform Services shall remain an employee of Contractor.

4.2 Staffing Plan. Contractor shall implement and maintain the Staffing Plan in connection with the provision of the Services. Owner may incorporate changes to the Contractor staffing scope in the Staffing Plan with the consent of Contractor (such consent not to be unreasonably withheld). Owner shall have the right to make any other changes to such organization chart in its sole discretion. Contractor shall employ a sufficient number of qualified Persons, who shall be licensed if required by applicable Laws, so that Contractor may complete the Services and Contractor’s other obligations under this Agreement in an efficient, prompt, economical and professional manner in accordance with the Staffing Plan and the Project Schedule.

4.3 Supervision and Discipline. Contractor shall supervise, coordinate and direct the Services in accordance with Prudent Industry Practices. Contractor shall enforce discipline and good order among all Persons carrying out the Services and shall use commercially reasonable efforts to enforce discipline and good order among all Persons performing CM ISBL Work at the Site, in each case in accordance with the Project Job Rules and Regulations. Contractor shall at all times take all necessary precautions to prevent any unlawful, unsafe or disorderly conduct by or among Persons performing the Services. Contractor shall only permit the employment of Persons who are fit on each Day they perform the Services and who are qualified and skilled in the tasks assigned to them. Contractor shall retain responsibility for the performance, conduct and compliance of each of its employees and agents assigned to perform the Services at the Site. Owner shall have the right to bar from the Site any Person. Upon request of Owner in its discretion, Contractor shall immediately remove those Persons to whom Owner objects from the Site and shall not allow the further performance of the Services by those Persons (if any such Person is a “key personnel” as described in Section 4.4, such discretion exercised by Owner must be reasonable). In addition, in the event that Contractor learns of any such misconduct, incompetence or negligence independent of Owner’s objection, Contractor shall remove such Persons from the Site, shall not allow any further performance of the Services by such Persons and shall promptly notify Owner of such misconduct, incompetence or negligence and the actions taken by Contractor as a result thereof.

4.4 Contractor’s Key Personnel. Exhibit F contains a list of the name and title of each of Contractor’s key personnel who shall be responsible for the performance of Contractor’s obligations under this Agreement. The key personnel set forth on Exhibit F includes a designation of Contractor’s Project Manager and Contractor’s Site Representative. Replacement of any of the key personnel listed in Exhibit F, other than due to death, termination in employment or a leave of absence permitted as required by applicable Law, shall be subject to the prior written approval of Owner, which approval Owner shall not

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unreasonably withhold, and any replacement must be qualified for the applicable position as mutually agreed between the Parties (such Owner acknowledgement of qualifications not to be unreasonably withheld). Contractor shall remove and replace any such key personnel at Owner’s reasonable discretion. Contractor’s Project Manager shall act as Contractor’s liaison with Owner and shall have the authority (a) to administer this Agreement on behalf of Contractor, (b) to perform the responsibilities of Contractor under this Agreement, and (c) to bind Contractor as to the day-to-day project management operations under the Agreement, in each case, subject to the terms and conditions set forth in the Communication and Management Protocol. Contractor’s Site Representative or other Contractor supervisory personnel shall be present at the Site at all times when the Services or CM ISBL Work are being performed at the Site.

4.5 Drug and Alcohol Testing. Neither Contractor nor its Subcontractors shall in any way use, possess, or be under the influence of illegal drugs or controlled substances or consume or be under the influence of alcoholic beverages during the performance of the Services. Any person (whether employed or retained by Contractor or any Subcontractor or otherwise) under the influence, or in possession of, alcohol, any illegal drug, or any controlled substance, will be removed from the Site in accordance with the Environmental, Safety and Health Plan and, subject to Owner’s fitness for duty program requirements, shall be prevented from performing any future Services at the Site or elsewhere related to the Project. Upon request, and to the extent permitted by applicable Law, Contractor will furnish Owner copies of the records of employee drug and alcohol test results required to be kept by applicable Law. Contractor will indemnify and hold harmless Owner from any and all liability for any claims made by a Contractor or Subcontractor employee resulting from removal from the Site by Contractor or by Owner in the event of an emergency or other exigent circumstances as provided in this Article.

4.6 Training of Employees. Contractor represents that all Contractor and Subcontractor personnel have received all necessary training required to perform the Services in accordance with applicable Laws.

4.7 Substitution. Subject to Section 4.4, Contractor reserves the right to change any of its personnel performing Services. In such event, Contractor shall provide replacement personnel meeting the requisite qualifications of the position to be filled and who have substantially similar capabilities.

4.8 Employer Responsibilities. For so long as any Person is assigned by a Party to perform Services at the Site, the Party assigning the Person and such Person shall act as an independent contractor and not as an agent or employee of the other Party. Neither Party intends to create a co-employment relationship for the Persons working at the Site. Each Party shall comply, at its expense, with all applicable provisions of workers’ compensation Laws, unemployment compensation Laws, federal social securities Laws, the Fair Labor Standards Act and all other applicable federal, state and local Laws relating to terms and conditions of employment required to be fulfilled by employers with respect to any of its own employees.

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5.	BORROWED EMPLOYEES

5.1 Assignment of Borrowed Employees. Each of Contractor and Owner shall assign certain of its employees (the “Borrowed Employees”) to the other Party to perform certain job duties required for completion of the entire Project, including the job duties identified as Shared Services in the Staffing Plan and the Communication and Management Protocol and the job duties necessary to complete portions of the CM ISBL Work (collectively, the “Assigned Job Duties”). By assigning a Borrowed Employee, each Party represents that it has completed the Screening Measures (as defined below) with respect to such Borrowed Employee and that such Screening Measures did not reveal any information that adversely affects such Borrowed Employee’s suitability for employment by such Party. As used in this Section, the term “Screening Measures” means, with respect to either Party, such screening and eligibility measures as required by such Party’s generally applicable human resources policies and procedures (the “HR Policies”) and applicable Law. Each Party shall maintain all records with respect to each of its Borrowed Employees as required of an employer by applicable Law. At all times that a person is serving as a Borrowed Employee, such Borrowed Employee shall remain an employee of the Party supplying such Borrowed Employee subject to all of its HR Policies. Promptly after execution of this Agreement, each Party shall designate in writing a liaison to be responsible for addressing performance, conduct, and compliance issues (“HR Issues”) relating to the Borrowed Employees. Each Party may change its designated liaison from time to time upon ten (10) Days prior written notice to the other Party.

5.2 Qualifications. Each Party shall provide curriculum vitae for each person such Party proposes to be a Borrowed Employee, which curriculum vitae shall include a description of the role of such person in his or her recent projects. Each Party shall permit the other Party the opportunity to interview each such person. Each Party covenants that its Borrowed Employees shall have such credentials represented in writing by it to the other Party. Contractor shall reassign any such Borrowed Employee to a project other than the Project at Owner’s request exercised in its reasonable discretion. Contractor shall not cease providing Owner with the services of any of its Borrowed Employees without the prior written approval of Owner, provided that Contractor may cease providing Owner with the services of a Borrowed Employee without the prior approval of the Owner (a) if such Borrowed Employee dies, resigns, transfers in accordance with the HR Policies, goes on leave of absence in accordance with the HR Policies (in which case Contractor shall provide Owner notice of all relevant dates regarding such leave of absence), or is terminated for cause, as defined in the HR Policies, (b) if such Borrowed Employee is not expected (by Owner) to perform any services in connection with, or otherwise relating to, the start-up of the Facility (including any scheduling or planning), upon the Mechanical Completion Date or such later date upon which the Parties may mutually agree or (c) if such Borrowed Employee is expected (by Owner) to perform services in connection with, or otherwise relating to, the start-up of the Facility (including any scheduling or planning), upon the Final Completion Date. If Contractor ceases to provide a Borrowed Employee as permitted herein, Contractor shall promptly replace such Borrowed Employee with another Borrowed Employee meeting the requirements hereof. Owner may reassign any of its Borrowed Employees.

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5.3 Assigned Job Duties. Each Party shall determine the procedures to be followed by the Borrowed Employees assigned to such Party with respect to their Assigned Job Duties; provided, however, that such Party shall not direct such Borrowed Employees to perform any duties other than the Assigned Job Duties or to perform the Assigned Job Duties in a manner that would violate any of the other Party’s HR Policies known to such Party. Each Party represents to the other Party that nothing in its HR Policies prevent any of its Borrowed Employees from performing his or her Assigned Job Duties. The Borrowed Employees assigned to each Party shall be advised by such Party of, and the assigning Party shall instruct such Borrowed Employees to comply with, all applicable office and field rules, regulations and safety procedures. To the extent permitted by applicable Law, each Party assigning Borrowed Employees shall provide the other Party with such information pertaining to such Borrowed Employees in connection with rendering the Assigned Job Duties as the other Party may request and which is reasonably necessary to the other Party’s direction and oversight of such Borrowed Employees and the performance of the Assigned Job Duties. Each Party shall require each of its Borrowed Employees to obtain and maintain all licenses (including professional engineering licenses) and work permits, if any, required in connection with his or her performance of the Assigned Job Duties.

5.4 Responsibility for Work. Each Party shall be solely responsible for the effectiveness or technical, economic or environmental feasibility of any method, technique, or process implemented by such Party or third parties resulting from any Borrowed Employee furnished to it under this Section. Accordingly, neither Party assigning Borrowed Employees shall have any liability to the other Party for loss or damage arising out of or resulting from the performance by such Borrowed Employees of the Assigned Job Duties, including loss of or damage to property of the other Party, and the other Party hereby releases and agrees to indemnify, hold harmless and defend the Party assigning Borrowed Employees and each such Borrowed Employee from and against any and all claims, demands, losses, damages, costs, liabilities and expenses (including reasonable attorneys’ fees) for injuries to persons (including death) and for damage to property, including property of the other Party or others, arising out of the performance by such Borrowed Employee of his or her Assigned Job Duties, provided that such Borrowed Employee had the credentials represented in writing by the Party assigning Borrowed Employees to the other Party.

5.5 Employer Responsibilities. For so long as any person serves as a Borrowed Employee, the Party assigning such Borrowed Employee and such Borrowed Employee shall act as an independent contractor and not as an agent or employee of the other Party. Neither Party intends to create a co-employment relationship for the Borrowed Employees. Each Party shall comply, at its expense, with all applicable provisions of workers’ compensation Laws, unemployment compensation Laws, federal social security Law, the Fair Labor Standards Act, and all other applicable federal, state, and local Laws relating to terms and conditions of employment required to be fulfilled by employers with respect to any of its Borrowed Employee. Without limiting the generality of the foregoing and for so long as any person serves as a Borrowed Employee of a Party, such Party shall:

(a) pay such Borrowed Employee at such compensation levels (including any overtime pay, if applicable), and provide employee benefits, as it provided such

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person prior to becoming a Borrowed Employee, subject to periodic reviews and adjustments in the ordinary course of business;

(b) make wage payments to such Borrowed Employee through its payroll systems and on the same basis as such compensation is provided to any of its other employees;

(c) make all applicable payroll withholding deductions for such Borrowed Employee, including Federal and State income tax, social security, unemployment and disability insurance (if applicable), and promptly remit such withholding deductions and taxes due to all taxing authorities;

(d) provide each such Borrowed Employee, on the same basis as its other employees, with access to an electronic pay stub each pay day and a W-2 form at the end of each year during which such person is a Borrowed Employee;

(e) inform such Borrowed Employee of changes in benefits in the same manner such information is provided to its other employees and enable such Borrowed Employee to enroll in new benefit programs;

(f) have sole responsibility for administering all of its retirement plan(s), health and welfare plan(s) and all other non-statutory employee benefit plans and programs for which such Borrowed Employee is eligible to participate; and

(g) maintain workers’ compensation insurance and keep such insurance in full force and effect at all times with respect to such Borrowed Employee and in compliance with applicable Law.

For the avoidance of doubt, the Parties acknowledge and agree that no Borrowed Employee shall be considered an employee of the Party to whom such Borrowed Employee is assigned for any purposes, including HR Issues, discipline, termination, retirement benefits, workers’ compensation or employer’s liability insurance, all of which shall remain the responsibility of the Party assigning such Borrowed Employee. Each Party assigning a Borrowed Employee hereby releases and agrees to indemnify, hold harmless and defend the other Party from and against any and all claims, demands, losses, damages, costs, liabilities and expenses (including reasonable attorneys’ fees) arising out of the failure of the assigning Party to comply with its obligations in this Section 5.5. Each Party shall maintain payroll and other wage, benefit and tax records related to its Borrowed Employees in accordance with generally accepted accounting practices and all applicable Laws. Upon written request of each Party and to the extent permitted by applicable Law, the other Party shall make available to the requesting Party its records relating to the other Party’s obligations in this Section 5.5 and its compliance with such obligations, and shall provide such certificates and copies of such receipts or vouchers, as the requesting Party may reasonably require to assure itself that the other Party has complied with its obligations in this Section 5.5.

5.6 Cooperation. Each Party will reasonably cooperate with the other Party in the defense of any and all claims, including litigation and administrative claims, against such

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other Party brought by any Borrowed Employee, unless and then only to the extent that the Parties have an actual conflict of interest with respect to such matter. Such cooperation may include providing the other Party with access to claim information, facilities, witnesses and other information and documents as reasonably requested.

5.7 No Third Party Rights. No provision of this Agreement shall create any third party rights in any Borrowed Employee (including any beneficiary or dependent thereof).

6.	PROJECT MANAGEMENT

6.1 Owner’s Representative. Owner shall appoint Owner’s Project General Manager with whom Contractor may consult at all reasonable times, and whose instructions, requests and decisions shall be binding upon Owner as to all matters pertaining to this Agreement and the performance of the Parties under this Agreement; provided, that no amendment or modification of this Agreement shall be effected except by an Amendment, and no Change shall be effected except as provided in Article 9.

6.2 Project Management; Communication and Management Protocol. The Parties hereby acknowledge and agree that Owner shall have the right and authority to direct all matters relating to the Project, subject, with respect to the CM ISBL Work, to the Communication and Management Protocol. Without limiting the generality of the foregoing, Contractor’s Project Manager shall report to Owner’s Project General Manager. The Parties shall interface, communicate, coordinate and collaborate with one another in the manner set forth in the Communication and Management Protocol in order to achieve the successful and timely completion of the Project.

6.3 Steering Committee. The Parties shall establish a steering committee (the “Steering Committee”) consisting of Contractor’s Steering Committee Members and two (2) executives designated by Owner. The purpose of the Steering Committee shall be to provide guidance with respect to the Project and to ensure efficient project management in accordance with the terms and conditions set forth herein. The members of the Steering Committee shall meet at least once each calendar quarter (and at such other times reasonably requested by Owner) at such times and locations as Owner shall reasonably request for the purpose of discussing the status of the Project and resolving any existing or potential problems or issues with respect to the Project. At the request of Owner, executives from GE may also participate in such Steering Committee.

6.4 GE Change Review Board. At the request of Owner, Contractor’s Project Manager shall participate in any meetings of the GE Change Review Board to discuss the impact to the Project of any changes in the “Process Design Package” supplied by GE or the scope of the GE Equipment Contract, including the means to ameliorate any such impact.

6.5 Access; Contractor’s Office Space. From the Effective Date until the Substantial Completion Date, Owner shall provide Contractor unrestricted right of access to such portion of the Site as Contractor may reasonably require to perform the Services at the Site and for Contractor’s office space and employee parking. Owner (and its representatives)

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shall at all times have access to the Site. Owner shall provide Contractor with office space at the Site as described in Part I of the Scope Book.

6.6 Estimate. Upon request of Owner, Contractor shall assist Owner in preparing a budget for the Project, in detail reasonably satisfactory to Owner, based upon the information contained in the Estimate. At the request of Owner from time to time, Contractor shall temporarily relocate one of its employees to Owner’s Plainfield Office with a hard copy and an accessible, electronic copy of the Estimate. Such relocated employee shall remain at Owner’s Plainfield Office for the length of time requested by Owner; provided, that such employee shall not be required to remain at Owner’s Plainfield Office beyond the Final Completion Date. Alternatively, at the request of Owner from time to time, Contractor shall send an employee to Owner’s Plainfield Office with a hard copy and an accessible, electronic copy of the Estimate. Owner shall bear all *** incurred by Contractor in relocating such employee or sending such employee to Owner’s Plainfield Office. Contractor shall make available to Owner at Contractor’s Houston Office and at the Site, during normal business hours upon Owner’s request from time to time, a hard copy and an accessible, electronic copy of the Estimate for Owner’s review and inspection.

7.	PROJECT SCHEDULE

7.1 Schedule Compliance; Updates. Contractor shall perform its obligations under this Agreement and shall direct the Managed Vendors to perform work in relation to the CM ISBL Work in a manner designed to comply with the Project Schedule. Contractor shall (a) provide the Contractor EP Schedule to Owner for uploading into the Project Schedule and the Contractor EP Schedule shall be updated from time to time and (b) cooperate with Owner and participate in developing and updating the Project Schedule, including, without limitation, assisting Owner in collecting the information obtained from Managed Vendors that Owner will use to update the Project Schedule, in each case, in the manner set forth in Section 6 of Part I of the Scope Book and in the Communication and Management Protocol. For the avoidance of doubt, this Section 7.1 shall not limit the Construction Management Services, including Contractor’s obligation to coordinate the activities of Managed Vendors.

7.2 ***

8.	COMPENSATION AND PAYMENT

8.1 Contract Price. In consideration of the performance by Contractor of the Services and its other obligations hereunder, Owner shall pay to Contractor the Contract Price in accordance with the terms and conditions set forth herein.

8.2 ***

8.3 ***

(a)	***

(i)	***

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(ii)	***

(iii)	***

(iv)	***

(b)	***

8.4 Invoicing and Payments.

(a) If any *** is deficient, Contractor shall be required to resubmit that *** in proper form; provided, however, that Owner shall pay any portion of it that is not deficient or subject to dispute. Owner shall review each *** and shall endeavor to make exceptions, if any, by providing Contractor with written notice by the earlier of (i) such date the *** is paid by Owner or (ii) *** Days after Owner receives the *** and such substantiating documentation and materials as Owner may have reasonably required. Notwithstanding anything in this Article to the contrary, the failure of Owner to raise an exception shall not preclude Owner from subsequently seeking, and Contractor from paying, a refund of any amounts to which Contractor was not entitled under this Agreement, and Owner may, by any payment pursuant to Section 8.4(b) below, make any correction or modification that should properly be made to any amount previously considered due.

(b) Owner shall pay Contractor, within *** Days of receipt of the *** and such substantiating documentation and materials as Owner may have reasonably required, in U.S. dollars, the undisputed amounts designated in such ***, plus any additions and less any deductions which may have become due under this Agreement, as reflected in the ***. Any amount of a *** that Owner disputes shall be resolved promptly in accordance with Article 23; provided, that, if the amount in dispute equals or exceeds ***, the Parties shall initiate the dispute resolution procedures set forth in Article 23 within *** Days following the determination of the existence of a dispute. Once the dispute is resolved, Owner or Contractor, as applicable, shall pay any amount owing promptly after the date of the final resolution. If for any reason Owner fails to pay Contractor for all sums due and owing (other than sums that are the subject of a good faith dispute or permitted to be withheld pursuant to this Section 8.4(b)) within *** Days after receipt of a substantiated *** Payment Invoice which complies with the requirements of this Article, interest shall thereafter accrue on such sums due and owing at the *** until paid.

8.5 ***

(a)	***

(b)	***

8.6 Final Payment. Following achievement of Final Completion, Contractor shall submit to Owner an invoice for the final payment and other payments due under this

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Agreement (the “Final Payment Invoice”) which shall contain *** (d) a determination of all other remaining amounts due to it pursuant to this Agreement and (e) all supporting documentation reasonably requested by Owner. When submitting the Final Payment Invoice, Contractor shall submit a written discharge, in form and substance reasonably satisfactory to Owner, confirming that the total of the applicable Final Payment Invoice represents full and final settlement of all monies due to Contractor under this Agreement. The procedures set forth in Section 8.4 (including application of interest for late payments) shall be followed for payment of the applicable Final Payment Invoice, and Owner shall be entitled to offset against any *** or Final Payment Invoice any amounts owing by Contractor to Owner under this Agreement.

8.7 Certification by Contractor. In each *** and in the Final Payment Invoice, Contractor shall certify as follows:

“There are no known Liens that are outstanding at the date of this invoice and arose by or through Contractor, any Subcontractor or any Person claiming through Contractor or any Subcontractor for which Contractor has not provided a bond or other assurance of payment; all amounts that are due and payable to any third party (including Subcontractors) with respect to the Services as of the date of this invoice have been paid or are included in the amount requested in this invoice, and, except for those bills not paid but so included and amounts disputed between Owner and Contractor, there is no known basis for a Lien to be filed. Contractor hereby waives and releases, to the extent of the receipt of payment requested in this invoice, any right to any Lien with respect to payment for such portion of the Services included in this invoice.”

8.8 No Acceptance by Payment. Owner’s payment of any invoice, including a Final Payment Invoice, does not constitute approval or acceptance of any item or cost in that invoice nor shall be construed to relieve Contractor of any of its obligations under this Agreement.

9.	CHANGE ORDERS

9.1 Change Requests. Without invalidating this Agreement, Owner may require Contractor to perform hereunder services not included in the Services, remove services included in the Services or revise services included in the Services (each, a “Change”); provided, that, without the consent of Contractor (such consent not to be unreasonably withheld), Owner may not direct a Change that requires Contractor to perform services (a) *** (b) *** or (c) *** (each, a “Non-Directed Change”).

9.2 Change Proposals. If Owner desires to make a Change, it shall submit a written proposal to Contractor describing the Change requested. Contractor shall promptly review Owner’s proposal and submit to Owner a good faith estimate of the cost to develop a Change Order for such Change, such development costs to be determined on a *** basis. If the estimated costs to develop the Change Order are reasonably acceptable to Owner, Owner shall promptly provide notice thereof to Contractor in writing. Upon receipt of such notice,

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Contractor’s Project Manager shall promptly notify Owner in writing, as soon as practicable, either by giving reasons why Contractor, either directly or indirectly through a Subcontractor, could not effect such Change (if this is the case) or by submitting the proposed contents for a Change Order, which shall include in reasonable detail:

(a) the effect and impact, if any, that the Change would have, in Contractor’s reasonable judgment, on the Services, the ***, the Baseline Contractor Schedule, any warranties herein and the operation or maintenance of the Facility,

(b) Contractor’s proposal for any necessary modifications to Services, the ***, the Baseline Contractor Schedule or any warranties herein, and

(c) Contractor’s proposal for any necessary modifications to any other provisions of this Agreement, including the Scope Book and the Communication and Management Protocol.

Contractor shall provide Owner such supporting documentation for the foregoing as Owner may reasonably request. Owner shall, as soon as practicable after receipt of such submittal and supporting documentation, respond with any comments or questions. Contractor shall not delay any Services while awaiting a response. If Owner responds with comments or questions, Contractor shall endeavor to address such comments or answer such questions as soon as practicable. If Owner decides not to proceed with a Change (other than a Change requested by Contractor pursuant to Section 9.4 but not required to be made by this Agreement), it shall pay Contractor *** incurred in developing the estimates and other information regarding the potential Change.

9.3 Change Orders. If Owner wishes to proceed with the Change, Owner shall issue a written order to Contractor authorizing the Change and setting forth any revisions to this Agreement necessary to effect the Change (the “Change Order”). If Contractor refuses to accept such necessary revisions in the Change Order, Contractor shall provide Owner written notice thereof within *** Days of its receipt of the Change Order, describing in reasonable detail its objections to the Change Order. Owner shall be entitled, despite such notice from Contractor, to require Contractor to continue to perform its obligations hereunder as would be modified by the Change Order, provided that, if Owner requires Contractor to so perform and Contractor has provided Owner timely notice objecting to such Change Order, (a) the Parties shall resolve the Dispute over the necessary revisions in accordance with the dispute resolution procedures set forth in Article 23 and (b) if the Change requires additional Services, Owner shall continue to pay Contractor *** incurred in performing the Services ordered in the Change Order in accordance with Article 8, subject to resolution of the Dispute pursuant to Article 23. For the avoidance of doubt, Owner may issue a Change Order in order to effect a Change prior to completion of the process described in Section 9.2 and, if the Parties dispute whether any instructions by Owner constitute a Change or are permitted by the terms of this Agreement without the necessity of a Change, Contractor shall comply with such instructions, but shall be entitled to reserve its right to dispute that a Change has occurred.

9.4 Contractor Proposed Changes. Contractor shall have the right to request a Change (in which event it shall provide Owner the information required by Section 9.2) but

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shall have no right to require a Change that is not required by this Agreement without the prior written consent of Owner. If Contractor determines that a Change is required by this Agreement, Contractor shall give Owner written notice within *** Days thereof.

9.5 ***

10.	FORCE MAJEURE

10.1 Event of Force Majeure. The performance by Owner or Contractor under this Agreement shall be excused to the extent that such Party’s performance is actually delayed or prevented by reason of an event of Force Majeure. If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, such Party shall use all commercially reasonable efforts to remove the cause affecting such non-performance, to minimize any delay in or impact upon the performance of this Agreement or any damage to or other impact upon the Owner Equipment or the GE Equipment and contain costs and expenses arising from such Force Majeure event or its effects; provided, that Owner shall have the right to direct the efforts to be expended by Contractor in removing the cause affecting such non-performance and minimizing the impact thereof.

10.2 Notice. If a Party is or will be reasonably prevented from performing its obligations under this Agreement by an event of Force Majeure, then it shall notify the other Party of the obligations, the performance of which is or will be prevented, and the nature and cause of the event in writing upon the earlier of (a) *** Days after the notifying Party or its Project Manager becomes aware, through the exercise of reasonable diligence, of the event of Force Majeure and (b) *** Days after the event of Force Majeure. The Party affected by an event of Force Majeure shall provide the other Party with weekly updates (i) estimating its expected duration, the cost of any remedial action, and the probable impact on the performance of its obligations hereunder, (ii) of the actions taken to remove or overcome the event of Force Majeure and (iii) of the efforts taken to mitigate or limit damages to the other Party. The Party affected by an event of Force Majeure shall also provide written notice to the other Party when it ceases to be so affected.

10.3 Suspension; Termination Due to Force Majeure. If any event of Force Majeure claimed by Contractor or Owner delays Contractor’s performance of substantially all of the Services for an aggregate time period greater than *** consecutive Days, then either Party shall have the right to terminate this Agreement without liability upon *** Days prior written notice to the other Party.

11.	MECHANICAL COMPLETION; SUBSTANTIAL COMPLETION; FINAL COMPLETION

11.1 Mechanical Completion. “Mechanical Completion” shall mean that the following conditions have been satisfied:

(a) All materials, equipment and systems (other than any Punch List Items) related to the safe start-up and testing of the Facility (excluding any

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permanent improvements on the Site not to be performed, provided, construction managed or administered by Contractor as part of the Services) shall have been constructed and installed in accordance with the applicable Owner Contract and applicable Laws, and in a manner that does not void any warranties, and all such systems shall have been checked for alignment, lubrication, rotation and hydrostatic and pneumatic pressure integrity as required;

(b) The Owner Equipment and the GE Equipment (excluding the air separation unit), respectively, shall be ready to turn over to Owner for start-up pursuant to the applicable Owner Contract;

(c) Contractor shall have delivered to Owner all Documentation that Contractor is required to deliver to Owner pursuant to the Contractor EP Schedule and the Project Schedule, by the Mechanical Completion Date;

(d) Contractor shall have delivered to Owner the turnover packages (the required contents of which shall be determined by Owner) for each system as signed by Contractor and a certificate certifying that, to Contractor’s knowledge, all of the preceding conditions in this Section 11.1 have been satisfied (the “Notice of Mechanical Completion”); and

(e) Within five (5) Days of receipt of the Notice of Mechanical Completion by Owner, Owner shall inspect the Facility related to Contractor’s Scope of Services and, following such inspection, Owner shall either: (i) deliver to Contractor a written acceptance of Contractor’s Notice of Mechanical Completion (the “Certificate of Mechanical Completion”) or (ii) notify Contractor in writing that it disputes Contractor’s certification that the conditions for Mechanical Completion have been met, stating with specificity the reasons therefor. If Owner issues the Certificate of Mechanical Completion, the date of Owner’s issuance of the Certificate of Mechanical Completion shall be deemed the Mechanical Completion Date. If Owner notifies Contractor that it disputes satisfaction of the conditions for Mechanical Completion, then Contractor shall either promptly undertake such action or Services as is necessary to meet such conditions and issue another Notice of Mechanical Completion to Owner upon completion thereof or refer the matter to dispute resolution in accordance with Article 23. In the event Contractor prevails in the Dispute, the fifth (5th) Day following the date of Owner’s receipt of the then applicable Notice of Mechanical Completion will be deemed the Mechanical Completion Date.

11.2 Substantial Completion. “Substantial Completion” shall mean that the following conditions have been satisfied:

(a) Mechanical Completion shall have been achieved; and

(b) “Substantial Completion” (as defined in the GE Equipment Contract) shall have occurred. Owner shall notify Contractor in writing within ten (10) Days

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of achievement of “Substantial Completion” under the terms of the GE Equipment Contract.

11.3 Final Completion. “Final Completion” shall mean that the following conditions have been satisfied:

(a) Substantial Completion shall have been achieved;

(b) Contractor shall have completed the performance of the Services according to all of the provisions of this Agreement, other than items that cannot be completed until after Final Completion (e.g., warranty work);

(c) Contractor shall have delivered to Owner the Documentation that Contractor is required to deliver to Owner pursuant hereto by the Final Completion Date;

(d) Contractor shall have delivered to Owner a certificate signed by Contractor certifying that the conditions set forth in the preceding clauses (b) and (c) in this Section 11.3 have been satisfied (the “Notice of Final Completion”); and

(e) Within five (5) Business Days of receipt of the Notice of Final Completion by Owner, Owner shall inspect the Facility related to Contractor’s Scope of Services and, following such inspection, Owner shall either: (i) deliver to Contractor a written acceptance of Contractor’s Notice of Final Completion (the “Certificate of Final Completion”), or (ii) notify Contractor in writing that it disputes Contractor’s certification that the conditions for Final Completion have been met, stating with specificity the reasons therefor. If Owner issues the Certificate of Final Completion, the date of Owner’s receipt of the Notice of Final Completion will be deemed the Final Completion Date. If Owner notifies Contractor that it disputes satisfaction of the conditions for Final Completion, then Contractor shall either promptly undertake such action or Services as necessary to meet such conditions and issue another Notice of Final Completion to Owner upon completion thereof or refer the matter to dispute resolution in accordance with Article 23. In the event Contractor prevails in the Dispute, the date of Owner’s receipt of the then applicable Notice of Final Completion shall be deemed the Final Completion Date.

12.	WARRANTY

12.1 Warranty. Contractor warrants as follows (collectively, the “Warranties”):

(a) all Services will be performed in a prompt, professional and workmanlike manner in accordance with Prudent Industry Practices, will conform to the requirements of this Agreement, will be free from defects and will reflect competent professional knowledge and judgment;

(b) the design Services will be free from errors and omissions; and

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(c) the Engineering Services (i) will be consistent with the data supplied to Contractor by Owner for integration of Owner’s scope of work for the Facility with the remainder of the Facility, (ii) will be consistent with the process design package documents delivered to Owner pursuant to the GE Equipment Contract, as such documents are described in Attachments R-01 through R-08 to Exhibit R of the GE Equipment Contract (as such documents are amended, restated, supplemented or revised in accordance with the GE Equipment Contract) and Attachments R-09 and R-10 to Exhibit R of the GE Equipment Contract (as such documents are amended, restated, supplemented or revised by Contractor and Owner, respectively), in each case provided to Contractor in accordance with the Communication and Management Protocol and applicable Site Project Procedures, (iii) will not cause the Facility to fail to meet the minimum performance guarantees as provided by Owner to Contractor from time to time, (iv) will not cause the Facility to fail to meet the requirements of the Air Permit or NPDES Permit for the Project or any applicable Laws, in each case, as applicable to the Scope of Services, (v) will be consistent with any design criteria provided by any Managed Vendor or Owner Supplier and (vi) will be consistent with the Scope Book and the Mine Remediation Reports.

12.2 Defects. If any deviation from, breach of, or failure of the Warranties (a “Defect”) is discovered by Owner or Contractor, Contractor shall commence, within a timely manner upon such Defect being discovered or upon notice of such Defect from Owner (which notice shall be delivered promptly but in any event no later than thirty (30) days from discovery), to correct, and diligently and continually prosecute measures which are reasonably calculated to correct, such Defect, including re-performance or re-provision of any affected portion of the Services, and shall demonstrate to Owner’s reasonable satisfaction that such Defect has been properly corrected. The Parties shall use commercially reasonable efforts to coordinate performance of warranty Services at a time responsive to and consistent with Owner’s interest in the efficient operation of its business. *** Contractor shall not be entitled to *** in correcting any Defect during the Warranty Period. Owner shall provide Contractor with reasonable support and access at the Site, facilities, data and information as may be necessary for Contractor to correct Defects; provided, that any such access shall be restricted, and subject to such conditions, as Owner may have instituted generally for its contractors. In no event shall Contractor’s warranty obligations include any obligation to perform or to be liable for the costs of any remedial construction rework, repair or replacement of components, parts, equipment or material.

12.3 Extension of Warranty Periods. If a Defect is discovered prior to or within the Warranty Period, then the Warranty Period shall be extended to the *** of the date such Defect was corrected if such *** is later than the last Day of the then existing Warranty Period, but only with respect to the Service that was the subject of such Defect. In no event, however, shall Contractor’s obligations under Section 12.1, including any rewarranty, extend beyond the earlier to occur of (i) *** after Substantial Completion and (ii) *** after achievement of Mechanical Completion.

12.4 Intellectual Property Warranties. Contactor warrants that: (a) the Services, (b) Documentation (other than any Technical Data), (c) Owner’s or any Permitted User’s authorized implementation of processes described in the Documentation (other than any

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Technical Data), (d) Owner’s or any Permitted User’s authorized construction or operation of the Facility as described in the Documentation (other than any Technical Data), (e) Owner’s or any Permitted User’s practice or exercise of the Sulfur Intellectual Property Rights, and (f) Owner’s or any Permitted User’s authorized use of data contained in the Documentation (other than any Technical Data) shall not infringe or constitute a misappropriation of any right of any third party, including any copyrights, mask work rights, patent rights, trademark rights, trade secret rights or confidentiality rights of any third party. Contractor warrants that it has the right to grant the licenses purported to be granted by it herein. The foregoing warranties shall not apply with respect to Owner’s exercise of any intellectual property rights owned by GE (and not owned by Contractor) or any modification to the Documentation made by Owner or its Permitted Users, unless such modification was authorized in writing by Contractor. In the event Owner terminates the Agreement pursuant to Section 19.5(b) and Owner fails to pay the License Continuation Fee identified in Section 19.5(c)(ii), then the warranty obligations contained in Sections 12.4(b), (c), (d) and (f) shall immediately cease and terminate.

12.5 Responsibility for Warranty Services. Contractor shall have primary liability with respect to the warranties specified in Sections 12.1 and 12.4, whether or not any Defect or other matter is also covered by a warranty of a Subcontractor, and Owner need only look to Contractor to correct such Defect. In addition, Contractor’s warranties shall not be restricted in any manner by any warranty of a Subcontractor, and the refusal of a Subcontractor to provide or honor a warranty or to correct defective, deficient or nonconforming Services shall not excuse Contractor from its liability on its warranties to Owner. Contractor shall have no liability for fabrication errors or violations of an Owner Services Contract or an Owner Equipment Contract or other defect in items supplied or work performed by Owner Suppliers unless such items or work were prepared or performed in accordance with the Design Documentation provided by Contractor or otherwise at the direction of Contractor, in which case Contractor’s liability shall be limited to the re-performance of the applicable Services that are the cause of such error, violation or defect.

12.6 Exclusive Warranties. THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE). Correction of Defects in the manner and within the period of time provided herein shall constitute complete fulfillment of all the liabilities of Contractor with respect to such Defect, whether the claims by Owner are based in contract, in tort (including negligence and strict liability), or otherwise.

13.	INDEMNIFICATION

13.1 Contractor’s Indemnity. Contractor shall indemnify and hold harmless Owner, its parents and Affiliates, and their respective partners, shareholders, members, agents, employees, officers, directors, and lenders and Financial Institutions (collectively, the “Owner Indemnitees”) from and against:

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(a) any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including reasonable attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property (other than the Facility), whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of the negligence or willful misconduct of Contractor;

(b) any fines or penalties arising out of any violation or alleged violation of Laws by Contractor; and

(c) any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including reasonable attorneys’ fees and other professionals’ fees) for improper management of Hazardous Materials brought onto or generated (other than normal operational by-products) on the Site by Contractor and, with respect to any Hazardous Materials brought onto the Site in containers, any release of such Hazardous Materials caused by Contractor.

In no event shall Contractor’s indemnification obligations hereunder extend to bodily injury or property damage claims brought by employees of Managed Vendors, or any of Owner’s other contractors, and their respective lower-tier subcontractors. Owner agrees that it shall use commercially reasonable efforts to cause all indemnity, release, additional insured and hold-harmless agreements contained in Owner Contracts whereby the Managed Vendors agree to indemnify, release or hold harmless Owner or name Owner as an additional insured to extend similar protection to Contractor. Contractor’s liability under Section 13.1(c) shall terminate *** after the expiration of the Warranty Period.

13.2 Owner’s Indemnity. Owner shall indemnify and hold harmless Contractor, its parents and Affiliates and their respective partners, shareholders, members, agents, employees, officers, directors, and lenders (collectively, the “Contractor Indemnitees”) from and against:

(a) any and all Third Party Claims and all damages, liabilities, losses, costs and expenses associated therewith (including reasonable attorneys’ fees and other professionals’ fees) for any injury of or death to persons, damage to or destruction of third party property (other than the Facility), whether contractual, in tort, or as a matter of strict liability or liability imposed by Law, to the extent any of the foregoing arise out of the negligence or willful misconduct of Owner;

(b) any fines or penalties arising out of any violation or alleged violation of Laws by Owner; and

(c) any and all claims, demands or causes of action of every kind and character by any Person and all damages, liabilities, losses, costs and expenses associated therewith (including reasonable attorneys’ fees and other professionals’ fees) for:

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(i) any pre-existing environmental conditions existing at the Site and any damages or claims resulting from Hazardous Materials brought onto or generated on the Site by any party other than Contractor, as well as any normal operational by-products; or

(ii) any mine remediation work or mine subsidence performed by or on behalf of Owner; provided, that Owner’s indemnity obligations under this Section shall not extend to any failure of Contractor to address or incorporate information specifically stated in the Mine Remediation Reports.

13.3 Intellectual Property Indemnity. Contractor shall defend, indemnify and hold harmless Owner Indemnitees from and against all liabilities, actions, damages, claims, demands requests, judgments, losses, costs, expenses, suits or actions, including reasonable attorneys’ fees and court costs for allegations that the Services, Documentation (other than any Technical Data), Owner’s or any Permitted User’s authorized implementation of processes described in the Documentation (other than any Technical Data), Owner’s or any Permitted User’s practice or exercise of the Sulfur Intellectual Property Rights, Owner’s or any Permitted User’s authorized construction or operation of the Facility as described in the Documentation (other than any Technical Data), or Owner’s or any Permitted User’s authorized use of data contained in the Documentation (other than any Technical Data) infringe any intellectual or proprietary right of any third party, including any copyrights, patent rights, trademark rights, trade secret rights or confidentiality rights of any third party. The foregoing obligations shall not apply with respect to infringements caused solely by Owner’s exercise of any intellectual property rights owned by GE (and not owned by Contractor) or any modification to the Documentation made by Owner or its Permitted Users, unless such modification was authorized in writing by Contractor. In the event Owner terminates the Agreement pursuant to Section 19.5(b) and Owner fails to pay the License Continuation Fee identified in Section 19.5(c)(ii), then the indemnity obligations contained in this Section 13.3 shall (i) only apply to the actions or activities (including, without limitation, the use of any Documentation) of the Owner Indemnitees taken prior to the expiration of the license granted pursuant to Section 18.2 and (ii) survive for a period of *** from the date of such termination or expiration.

13.4 Indemnity Procedures for Third Party Claims.

(a) In the event of a Third Party Claim with respect to which an Indemnified Party has a claim for indemnification under this Article, then the Indemnified Party must notify the indemnifying Party thereof in writing of the existence of such Third Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to such Third Party Claim; provided, however, that any failure to notify the indemnifying Party or deliver such copies will not relieve the indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the indemnifying Party is materially prejudiced by such failure.

(b) The indemnifying Party shall have the obligation to conduct and control, through counsel of its own choosing, reasonably acceptable to the

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Indemnified Party, any Third Party Claim; provided, however, that (i) the Indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense and (ii) if (A) the indemnifying Party shall fail to defend any Third Party Claim, (B) the Parties mutually agree in writing to allow the Indemnified Party to assume the defense of such Third Party Claim and forego any indemnity claimed under this Article, (C) in the reasonable opinion of legal counsel for the Indemnified Party, such Third Party Claim involves the potential imposition of criminal liability on the Indemnified Party, its directors, officers, employees or agents, (D) in the reasonable opinion of legal counsel for the Indemnified Party, the Third Party Claim involves, or is likely to involve, any claim by any Government Authority or (E) in the reasonable opinion of legal counsel for the Indemnified Party, an actual or potential conflict of interest exists where it is advisable for such Indemnified Party to be represented by separate counsel, then the Indemnified Party shall be entitled to control and assume responsibility for the defense of such Third Party Claim, at the cost and expense of the indemnifying Party. The indemnifying Party may, in any event, participate in such proceedings at its own cost and expense.

(c) The indemnifying Party, in the defense of any such litigation, other proceeding or other claim, shall have the right in its sole discretion to settle such Third Party Claim only if (i) such settlement involves only the payment of money and execution of appropriate releases of the Indemnified Party and its Affiliates, (ii) there is no finding or admission of any violation of Law, (iii) the Indemnified Party or its Affiliates will have no liability with respect to such compromise or settlement, and (iv) the Indemnified Party and its Affiliates will have no restriction on their respective exercise of rights granted herein. Otherwise, no such Third Party Claim shall be settled or agreed to without the prior written consent of the Indemnified Party. The Indemnified Party and the indemnifying Party shall fully cooperate in good faith in connection with such defense and shall cause their legal counsel, accountants and affiliates to do so, and shall make available to the other Party all relevant books, records, and information (in such Party’s control) during normal business hours, and shall furnish to each other such other assistance as the other Party may reasonably require in connection with such defense, including making employees of the Indemnified Party available to testify and assist others in testifying in any such proceedings.

13.5 Insurance. Notwithstanding anything in this Agreement to the contrary, the indemnification obligations in this Agreement are independent of, and shall not be limited by, any insurance required hereunder or otherwise available.

14.	INSURANCE

14.1 ***.

(a)	***

(b)	***

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(c)	***

(d)	***

(e)	***

(f)	***

14.2 ***

14.3 ***.

14.4 ***.

(a)	***

(i)	***

(A)	***

(B)	***

(C)	***

***

(A)	***

(B)	***

(C)	***

(D)	***

(E)	***

(F)	***

(G)	***

(H)	***

(I)	***

(J)	***

(ii)	***

(b)	***

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(c)	***

(d)	***

(e)	***

(f)	***

(g)	***

(i)	***

(ii)	***

14.5 Contractor Insurance.

(a) Contractor shall, and shall require and ensure that each of its Subcontractors performing Services on Site whether or not enrolled in the ***, purchase and maintain the insurance coverages listed below from a company or companies licensed to do business in the State that have (and shall maintain during the applicable policy period) a minimum A.M. Best rating of A-VII and are reasonably acceptable to Owner. Contractor’s insurance shall be effective as of the Effective Date and shall be maintained until Final Completion, except for Products Liability/Completed Operations coverage, which shall be maintained for ten (10) years beyond Final Completion. Deductible amounts shall be the sole responsibility of Contractor and the Subcontractors.

(i) Automobile, Bodily Injury and Property Damage Liability insurance covering all automobiles whether owned, non-owned, leased or hired, having *** combined single limit;

(ii) All Risk Contractor’s Equipment Insurance covering owned, used and leased tools, construction plant and equipment required to perform the Services (Contractor or Subcontractors may elect to self-insure such exposure if approved in writing by Owner, which approval shall not be unreasonably withheld);

(iii) Workers’ Compensation and Employer’s Liability Insurance having Indiana Statutory Limits with All States coverage including U.S. Longshoremen’s and Harbor Workers Act Coverage as appropriate and Employer’s Liability will be provided with the following limits:

(A) $*** Each Accident Bodily Injury by Disease;

(B) $*** Policy Limit Bodily Injury by Disease; and

(C) $*** Each Disease Bodily Injury by Disease.

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Such Workers’ Compensation insurance shall include a waiver of subrogation in favor of the Owner, Contractor and any Subcontractor that is enrolled in the ***.

(iv) Commercial General Liability Insurance covering Off-Site Activities Only (if enrolled in the ***, otherwise without the Off-Site Activities Only limitation) having limits of $*** per occurrence, $*** annual aggregate. Coverage shall be written on an ISO occurrence Form (CG 00 01 12/04) or equivalent and include the following:

(A) Premises-Operations;

(B) Products Liability/Completed Operations;

(C) Broad Form Property Damage;

(D) Contractual Liability (Broad Form) Including Third Party Coverage;

(E) Explosion, Collapse and Underground; and

(F) Fellow Employee Exclusion Removed.

(v) Umbrella Liability covering Off-Site Activities Only *** having limits of $*** per occurrence and aggregate for Contractor and $*** per occurrence and aggregate for Subcontractors. Such umbrella liability policy shall follow the form of the required underlying coverages, be in excess of those underlying policies without gaps in limits and provide coverage as broad as the underlying.

(vi) If aircraft are used in performance of the Services, Contractor shall provide or cause the operators of aircraft to provide Aircraft Liability Insurance having a per occurrence limit of $***.

(b) Prior to beginning any Services at the Site, Contractor and each Subcontractor shall furnish to Owner’s designated *** industry standard ACORD or Owner-approved form certificates evidencing the above coverages. Certificates shall show that policies will not be canceled, renewed or materially modified unless at least thirty (30) days’ prior written notice via certified United States mail has been given to Owner. All coverages and certificates (except Workers Compensation) further shall show Owner and its successors and assigns as additional insureds for their imputed liability as a result of Contractor’s negligent operations hereunder, using ISO additional insured (CG 20 10 11 85) or equivalent of the combination of forms CG 2033 and CG 20 37 for completed operations. All insurance coverage shall include a waiver of subrogation rights by the insurer against Owner, Contractor and Subcontractors *** and as contractually required. Neither approval nor failure to disapprove insurance furnished by Contractor or any Subcontractor shall relieve

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Contractor from responsibility to provide, or cause to be provided, insurance as required by this Agreement.

14.6 General Requirements.

(a) Contractor acknowledges and agrees that Contractor’s costs for maintaining the insurance required under Section 14.5 are *** to the Agreement and will not be separately invoiced ***.

(b) ***

(c) Each Subcontractor *** coverage under this Article shall seek *** by giving written notice to ***, in writing, within two (2) Business Days after the award of any subcontract providing the following information:

1. Subcontract Number

2. Legal Name of Subcontractor

3. Address

4. Telephone, persons to contact

5. Estimated amount of subcontract

6. Estimated dates the subcontract work will commence and will be completed

7. Type(s) of work to be performed

It is the responsibility of Contractor to cause all of its Subcontractors to give such written notice ***. Subcontractors who are not *** shall not be covered by ***. Owner shall have no liability or responsibility for the absence of insurance coverage for Subcontractors who do not provide written notice as described in this Section.

(d) Promptly upon placement of ***, Contractor shall properly ***. All Subcontractors shall properly *** prior to commencing any services at the Site.

(e) All dividends or refunds payable under *** shall be the property of Owner and are hereby assigned to Owner.

(f) Contractor and each Subcontractor shall report all accidents and shall assist in every manner reasonable in the investigation of any accident. Upon request, Contractor and each Subcontractor shall cooperate with Owner and the insurance company designated by Owner in the handling of any claim by securing and giving evidence and obtaining the attendance of witnesses as required for any claim or suit.

(g) Contractor and each enrolled Subcontractor shall furnish *** with information required to issue any insurance policies to be provided under this Article. If requested by Owner, Contractor and each enrolled Subcontractor shall attend a meeting held to explain and discuss ***.

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(h) Contractor shall incorporate a copy of these insurance requirements in each subcontract and shall require each enrolled Subcontractor to whom these requirements apply to fully comply with these insurance requirements.

(i) Contractor shall not attempt to exercise any right to cancel *** policy without the express written consent of Owner.

(j) Nothing contained in this Article 14 will relieve Contractor or its Subcontractors of their respective obligations to exercise due care in the performance of their duties in connection with the Services and to complete the Services in strict compliance with the Agreement.

14.7 Contractor Responsibility. The provisions of this Article 14 do not modify or change any responsibility of Contractor or any of its Subcontractors as stated elsewhere in this Agreement. Owner assumes no responsibility for the solvency of any insurer to settle any claim. The insurance requirements herein are separate and apart from and in no way limit Contractor’s indemnity obligations as stated in Article 13 of this Agreement. Anything herein to the contrary notwithstanding, the liabilities of Contractor under this Agreement shall survive and not be terminated, reduced or otherwise limited by any expiration or termination of Contractor’s insurance coverages.

15.	PROJECT CREDIT SUPPORT

15.1 ***.

(a)	***

(b)	***

(c)	***

(d)	***

15.2 Cooperation with Owner Financing.

(a) Contractor shall promptly provide to Owner (i) all cooperation that Owner reasonably requests to make presentations to potential Financial Institutions and their consultants and representatives and to respond to any questions or requirements asked or imposed by any Financial Institutions, and (ii) all cooperation that Owner reasonably requests with respect to Financial Institutions and their consultants and representatives, including developing and providing information regarding the Facility (to the extent available to Contractor) and this Agreement. At the request of Owner, Contractor shall provide the Financial Institutions and their consultants and representatives with reasonable access to, and will permit them to review, the Documentation, subject to their execution of a confidentiality agreement substantially in the form of Attachment No. 2 to the Confidentiality Agreement. In addition, Contractor shall provide the Financial Institutions with the right to receive

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and render performance and to give reasonable time to cure defaults by Owner, on behalf of Owner, under this Agreement.

(b) Owner shall be entitled to grant a security interest or other lien in this Agreement to one or more Financial Institutions as security for financing for the Project. Contractor also shall enter into a consent to assignment with the Financial Institutions regarding this Agreement in a customary form. Owner will be entitled to assign, and Contractor shall ensure that the relevant instruments permit the assignment of, the benefit of any *** or other financial instrument at any time to the Financial Institutions to secure the obligations of Owner under the financing for the Project without the consent of Contractor or the issuer of such *** or other financial instrument being required.

16.	LIMITATION OF LIABILITY

16.1 Liability Cap. CONTRACTOR’S AGGREGATE LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED ***.

16.2 No Consequential Damages. NEITHER OWNER NOR CONTRACTOR WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES. THIS SECTION 16.2 SHALL NOT BE INTERPRETED TO LIMIT, AND THE PARTIES AGREE THAT THIS SECTION 16.2 DOES NOT LIMIT, CONTRACTOR’S RIGHT TO COMPENSATION FOR SERVICES UNDER THIS AGREEMENT. IN ADDITION, THE PARTIES AGREE THAT THIS SECTION 16.2 SHALL NOT BE CONSTRUED TO, AND IS NOT INTENDED TO, LIMIT OR RELIEVE EITHER PARTY OF ITS EXPRESS, LIMITED OBLIGATIONS UNDER ARTICLE 13. THE WAIVERS AND DISCLAIMERS OF LIABILITY, RELEASES FROM LIABILITY, LIMITATIONS AND APPORTIONMENTS OF LIABILITY AND EXCLUSIVE REMEDY PROVISIONS AND DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSED THROUGHOUT THIS AGREEMENT SHALL APPLY EVEN IN THE EVENT OF THE FAULT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT OR OTHERWISE OF THE PARTY RELEASED OR WHOSE LIABILITY IS WAIVED, DISCLAIMED, LIMITED, APPORTIONED OR FIXED BY SUCH EXCLUSIVE REMEDY PROVISIONS, OR WHO IS DEFENDED OR INDEMNIFIED. TO THE EXTENT A PARTY IS DEFENDED OR INDEMNIFIED HEREUNDER WITH RESPECT TO ANY CLAIM, SUCH PARTY MAY NOT PURSUE A CLAIM AGAINST THE DEFENDING OR INDEMNIFYING PARTY’S AFFILIATES OR SUBCONTRACTORS OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FOR THE SAME CLAIM.

17.	LIENS

17.1 Liens. Contractor shall keep the Facility, the Site, the Owner Equipment, the GE Equipment and any other structure or equipment at the Site free from all Liens and shall promptly notify Owner of any such Liens.

17.2 Discharge or Bond. Contractor shall take prompt steps to discharge or bond any Lien. If Contractor fails to so discharge or promptly bond any Lien, Owner shall have the

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right, upon notifying Contractor in writing and providing Contractor reasonable time to discharge or bond the Lien, to take any and all reasonable actions and steps to satisfy, defend, settle or otherwise remove the Lien at Contractor’s expense, including reasonable attorneys’ fees, costs and expenses. Owner shall have the right to deduct and offset any expenses so incurred from any payment due, or which may become due, to Contractor under this Agreement or to recover those expenses from Contractor. Contractor shall have the right to contest any Lien, provided it first must provide to the lienholder, a court or other third Person, as applicable, a bond or other assurances of payment necessary to remove the Lien in accordance with the Laws of the State.

18.	INTELLECTUAL PROPERTY

18.1 Delivery of Documentation. Contractor shall deliver to Owner complete and accurate copies (in physical and electronic format) of all Documentation required hereunder to be prepared or delivered, or otherwise agreed by the Parties to be delivered by Contractor, in accordance with the following:

(a) Documentation for which a specific delivery date or delivery schedule is set forth herein or in the Scope Book, including within the Contractor EP Schedule and Project Schedule, shall be delivered in accordance with such delivery date or delivery schedule;

(b) Documentation prepared in conjunction with the Services necessary for the performance of a specific task, procedure or test for which a specific delivery date or delivery schedule is not set forth herein, in the Scope Book or in the Contractor EP Schedule and Project Schedule shall be delivered to Owner a reasonable period of time (as determined by Owner) prior to the performance of such task, procedure or test necessary to support the needs of the Project;

(c) All final, “as-built” Documentation (in hard copy and electronic formats (non-native files)) as provided in Reference 3-10 of Part I of the Scope Book, including all drawings of buildings, structures, plants, operating equipment and ancillary plant equipment, shall be delivered no later than Final Completion; and

(d) Technical Data shall be delivered to Owner at Final Completion, and to be used in future modifications at Owner’s sole risk (and provided for such purpose “AS IS” without warranty by Contractor).

All such Documentation shall include any corrections, improvements, and enhancements to such Documentation that were incorporated during the construction of the Facility and shall be of an “as-built” status upon Final Completion. Contractor shall provide Owner during the Warranty Period any corrections to errors discovered by Contractor or Owner in the Documentation (other than any Technical Data) subsequent to Final Completion. Contractor shall promptly notify Owner of the discovery of any such errors. In the event that this Agreement is terminated: by Owner pursuant to Section 19.2(a); by Contractor or Owner pursuant to Section 19.6; or by Owner pursuant to Section 19.5(a) or 19.5(b) and, with respect to termination pursuant to Section 19.5(b), Owner pays the License Continuation Fee as

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described in Section 19.5(c)(ii), then Contractor shall deliver to Owner within ten (10) Days after such termination all then existing Documentation, including drafts thereof, in hard copy and electronic formats reasonably requested by Owner, provided that such Documentation and the intellectual property rights resulting from the Services or related to or described in the Documentation shall continue to be subject to the Confidentiality Agreement and this Article. The media on which Documentation is provided to Owner will be free of viruses and other harmful or malicious code or programming and will be capable of conveying the information contained therein correctly.

18.2 Grant of Intellectual Property License. Contractor hereby grants to Owner, its Affiliates and each Permitted User an irrevocable (subject to the last sentence of this Section 18.2), perpetual, royalty-free, fully paid up nonexclusive license to (a) reproduce, distribute, display, perform, create derivative works from and otherwise use the Documentation and (b) practice, make, exercise and otherwise use all intellectual property rights resulting from the Services or related to or described in the Documentation, in each case, solely for the purposes of Facility design, construction, maintenance, operation (for electricity generation, byproduct production or otherwise), training, modification, consultation, repair, reconstruction, licensing, simulation, commissioning, decommissioning and compliance with Laws and otherwise for Owner’s internal business purposes (collectively, the “Permitted Purposes”). To the extent that exercise of the foregoing license rights requires use or disclosure of Confidential Information as defined in the Confidentiality Agreement, such use or disclosure shall be subject to the terms and conditions set forth in the Confidentiality Agreement; provided, however, that restrictions in the Confidentiality Agreement on the use of Contractor’s Confidential Information by Competitors of Contractor prior to the Substantial Completion Date shall cease and terminate in the event that this Agreement is terminated by Owner pursuant to Section 19.2(a). In the event that Owner terminates this Agreement pursuant to Section 19.5(b) and fails to pay the License Continuation Fee, if any, by the date such License Continuation Fee is due pursuant to Section 19.5(c)(ii), then the foregoing license shall immediately cease and terminate.

18.3 Grant of Sulfur License. Contractor hereby grants to Owner, its Affiliates and each Permitted User an irrevocable (subject to the last sentence of this Section 18.3), perpetual, royalty-free (other than the Sulfur License Royalty), and nonexclusive license to practice and exercise the Sulfur Intellectual Property Rights for the removal of hydrogen sulfide and production of sulfur and otherwise for any of the Permitted Purposes (the “Sulfur License”). In consideration for the Sulfur License, Owner shall pay to Contractor a one-time royalty fee in an aggregate amount equal to $*** (the “Sulfur License Royalty”) in a manner determined by the Parties. To the extent that exercise or practice of the Sulfur License requires use or disclosure of Bechtel Sulfur Information as defined in the Confidentiality Agreement, such use or disclosure shall be subject to the terms and conditions set forth in the Confidentiality Agreement; provided, however, that restrictions in the Confidentiality Agreement on the use of Bechtel Sulfur Information by Competitors of Contractor prior to the Substantial Completion Date shall cease and terminate in the event that this Agreement is terminated by Owner pursuant to Section 19.2(a). In the event that Owner terminates this Agreement and fails to pay the Sulfur License Royalty (to the extent not then paid) within *** following the date of such termination, then the Sulfur License shall cease and terminate.

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18.4 Limitations. Contractor reserves all intellectual property rights not set forth herein. Owner shall not remove any patent, copyright or trademark notice from the Documentation. Owner hereby grants to Contractor an irrevocable, non-exclusive, worldwide, royalty-free license under Sulfur Licensee Improvements and Sulfur Jointly Developed Improvements to use Sulfur Licensee Improvements and Sulfur Jointly Developed Improvements in the Claus sulfur recovery, hydrogenation tail gas treating and thermal oxidizing processes or for any other purpose, together with the right to grant licenses, without accounting therefor to Owner and with no restrictions on sublicensing of any Sulfur Licensee Improvement or any Sulfur Jointly Developed Improvement. Within a reasonable time after request by Contractor, Owner shall make qualified personnel available to discuss with Contractor whether any material Sulfur Licensee Improvements or Sulfur Jointly Developed Improvements have been created, and, if so, subsequent to such discussions, to document such Sulfur Licensee Improvements or Sulfur Jointly Developed Improvements. THE SULFUR LICENSEE IMPROVEMENTS AND SULFUR JOINTLY DEVELOPED IMPROVEMENTS ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES INCLUDING ANY WARRANTY OF MERCHANTABILITY RELATING TO SUCH IMPROVEMENTS ARE HEREBY EXPRESSLY DISCLAIMED BY OWNER. USE OF THE SULFUR LICENSEE IMPROVEMENTS AND SULFUR JOINTLY DEVELOPED IMPROVEMENTS BY CONTRACTOR AND ITS LICENSEES ARE AT CONTRACTOR’S SOLE RISK. CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS OWNER AND ITS AFFILIATES FOR AND AGAINST ALL CLAIMS RELATED TO ANY SUCH IMPROVEMENTS MADE AGAINST OWNER OR ITS AFFILIATES BY A PERSON TO WHICH CONTRACTOR OR ITS AFFILIATES HAVE PROVIDED OR LICENSED ANY SULFUR LICENSEE IMPROVEMENT AND SULFUR JOINTLY DEVELOPED IMPROVEMENT.

18.5 Other Licenses. To the extent that a license may be required under any patent, copyright, trade secret right or other proprietary right of Contractor or Subcontractor to perform a Permitted Purpose, Contractor hereby grants to Owner, its Affiliates and each Permitted User an irrevocable, perpetual, royalty-free, nonexclusive license to practice and exercise such other patent, copyright, trade secret right and proprietary right for any Permitted Purpose.

18.6 Additional Warranties, Representations and Covenants. Contractor represents, warrants and covenants that, except for the license rights granted herein and except with respect to any intellectual property owned exclusively by GE contained in such Documentation, Contractor owns all rights, title and interest in and to the Documentation and has the right to grant the license rights granted by Contractor herein.

19.	DEFAULT; TERMINATION AND SUSPENSION

19.1 Contractor Events of Default. Contractor shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following circumstances (each, a “Contractor Default”):

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(a) Nonpayment. Contractor fails to pay or cause to be paid any amount that is not subject to a good faith dispute and has become due and payable by it to Owner under this Agreement within *** after receipt of written notice that such amounts are past due;

(b) Insolvency. Contractor becomes insolvent, or fails generally to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors; commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar Law of the United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally;

(c) Assignment. Contractor assigns or transfers, or attempts to assign or transfer, this Agreement or any right or interest herein, except as expressly permitted by this Agreement; and

(d) Breach. Contractor breaches any of its material obligations under this Agreement other than those obligations relating to the matters set forth in Section 19.1(a) through (c) and for which no other remedy is specified in this Agreement and, if such breach is capable of being cured, Contractor fails to cure such breach within *** after written notice of such breach, provided that such cure period shall be extended to *** after written notice of such breach if such breach is capable of being cured but not within ***, and Contractor immediately commences to cure such breach and diligently and continually prosecutes measures which are reasonably calculated to cure such breach within such *** period.

19.2 Owner Remedies. In the event of a Contractor Default, Owner shall have any or all of the following rights and remedies:

(a) Termination. Owner may terminate this Agreement immediately by delivery of a notice of termination to Contractor, in which event, as Owner’s sole and exclusive remedy in connection with termination for a Contractor Default, but without prejudice to remedies that Owner may have for breach of any obligations that survive termination, Owner may recover from Contractor (subject to Article 16) Owner’s actual and reasonable costs (at fully burdened rates for internal personnel costs) of replacing Contractor and mobilizing one or more other contractors in order to complete the Services, including (i) all actual and reasonable costs of preparing requests for proposals, reviewing proposals, selecting and negotiating with contractors and (ii) all actual and reasonable costs for the replacement contractors to mobilize, review and understand Project-related documents and meet with Project participants in order to get to substantially the same position as Contractor was at the point of termination; and

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(b) Other Remedies. Subject to Article 16 and Section 24.1, if Owner does not terminate this Agreement pursuant to Section 19.2(a) as a result of such Contractor Default, Owner shall have any other remedy available at law or in equity.

19.3 Owner Event of Default. Owner shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more of the following circumstances (each, an “Owner Default”):

(a) Insolvency. Owner becomes insolvent, or fails generally to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors; commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of itself or its debts or assets, or adopts an arrangement with creditors, under any bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar Law of the United States or any state thereof for the relief of creditors or affecting the rights or remedies of creditors generally;

(b) Nonpayment. Owner fails to pay or cause to be paid any amount that is not subject to a good faith dispute and has become due and payable by it to Contractor under this Agreement within *** after receipt of written notice that such amounts are past due; and

(c) Material Breach. Unless due to the breach by Contractor of its obligations hereunder, suspensions of all or substantially all of the Services for a period of *** consecutive Days or a cumulative total of *** Days, in the aggregate, in any *** period.

19.4 Contractor Remedies. In the event of an Owner Default, Contractor shall have any or all of the following rights and remedies:

(a) Termination. Contractor, without prejudice to remedies that Contractor may have for breach of any obligations that survive termination, may terminate this Agreement immediately by delivery of a notice of termination to Owner, and such termination shall be deemed as if done for convenience of Owner under Sections 19.5(b) and 19.7;

(b) Other Remedies. Subject to Article 16 and Section 24.1, Contractor shall have any other remedy available at law or in equity.

19.5 Termination Rights.

(a) Termination for Project Cancellation. Upon prior written notice to Contractor, Owner will be entitled to terminate this Agreement at any time as a result of Project cancellation by Owner, in which event Owner shall pay the cancellation charges set forth in Section 19.5(c)(i).

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(b) Termination for Convenience. Owner may terminate this Agreement at its convenience and in its entirety upon prior written notice to Contractor (provided, that, for a period of *** after such written notice, representatives of each of Contractor and Owner (escalating to executives) shall discuss the issues prompting such notice and at any time prior to expiration of such 30-Day period, Owner, in its sole discretion, may withdraw such notice), in which event Owner shall pay the cancellation charges set forth in Section 19.5(c)(ii) below.

(c) Cancellation Charges.

(i) If Owner terminates this Agreement under Section 19.5(a), Owner shall pay the termination charges to Contractor, within thirty (30) Days after the date of such termination, as Contractor’s exclusive remedy, which termination charges shall consist of all amounts billed or currently billable by Contractor and due and owing under this Agreement for Services performed in accordance with this Agreement prior to such termination, ***, and all unavoidable and reasonably incurred demobilization costs, including cancellation charges paid to Subcontractors (collectively, the “Termination Charges”). The total amount payable by Owner as a Termination Charge shall be reduced by any rebates, credits or refunds obtained or, if the Termination Charge has been paid, Contractor shall refund to Owner the amount of such rebates, credits or refunds.

(ii) If Owner terminates this Agreement under Section 19.5(b), Owner shall pay to Contractor, within thirty (30) Days after the date of such termination, as Contractor’s exclusive remedy, an amount equal to (A) the Termination Charges calculated as of the date of such termination in the manner set forth in Section 19.5(c)(i), plus (B) if Owner desires to maintain the license granted pursuant to Section 18.2 following such termination, an amount (which shall not be less than zero) equal to $*** (the amount determined pursuant to this clause (B), the “License Continuation Fee”).

19.6 Termination for Force Majeure. Owner or Contractor may terminate this Agreement in its entirety, and without liability, due to Force Majeure in accordance with the terms of Article 10, provided that such termination shall not relieve the terminating Party from its obligation to pay any then due and owing amounts hereunder.

19.7 Suspension.

(a) Owner may, in its sole discretion, order Contractor to suspend all or any portion of the Services for a period of time as Owner may request. Contractor shall comply with such order. The suspension shall commence on the Day specified in Owner’s written notice to Contractor.

(b) Contractor may suspend the Services without liability upon written notice to Owner after the occurrence of any of the following:

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(i) Nonpayment. Owner fails to pay or cause to be paid any amount that is not subject to a good faith dispute and has become due and payable by it to Contractor under this Agreement within *** after receipt of written notice that such amounts are past due;

(ii) Breach. Owner breaches any of its material obligations under this Agreement other than those obligations relating to the matters set forth in Section 19.7(b)(i) above and for which no other remedy is specified in the Agreement and, if such breach is capable of being cured, Owner fails to cure such breach within *** after written notice of such breach, provided that such cure period shall be extended to *** after written notice of such breach if such breach is capable of being cured but not within ***, and Owner immediately commences to cure such breach and diligently and continually prosecutes measures which are reasonably calculated to cure such breach within such *** period.

(c) During any suspension pursuant to Section 19.7(a) and Section 19.7(b)(ii), Contractor shall, to the extent requested by Owner and as a ***, maintain its Project personnel designated to provide the Services hereunder for a period of six (6) months from the commencement date of such suspension. During any such suspension, Contractor shall, to the extent requested by Owner and at Owner’s direction, (i) mobilize and demobilize Contractor’s plant, forces and equipment, (ii) suspend all rental agreements, if any, and (iii) maintain and protect that portion of the work that has been suspended. Contractor shall be reimbursed on a *** for all *** reasonably incurred and directly related to the performance of such activities at Owner’s request and direction and such other *** in connection with such suspension. Within ten (10) Days (i) with respect to suspension under Section 19.7(a), after Owner gives Contractor written notice to resume Services, or (ii) with respect to suspension under Section 19.7(b)(ii), after Contractor acknowledges that Owner has remedied the breach, Contractor shall submit a plan for resumption of the suspended Services. Contractor and Owner shall discuss and agree upon such plan for resumption of the suspended Services, but in any event Contractor shall use all commercially reasonable efforts to fully resume the Services as soon as reasonably possible. In the event a suspension pursuant to Section 19.7(a) continues for more than ***, Contractor shall have the right to terminate the Agreement.

(d) During any suspension pursuant to Section 19.7(b)(i), Contractor shall (i) mobilize and demobilize Contractor’s plant, forces and equipment, (ii) suspend all rental agreements, if any, and (iii) maintain and protect that portion of the work that has been suspended but only to the extent necessary to address any personnel safety issues. Contractor shall be reimbursed on a *** for all *** reasonably incurred and directly related to the performance of such activities, as well as all other *** reasonably incurred by Contractor in connection with such suspension. Contractor shall resume any suspended Services promptly following the reason for such suspension ceasing and shall use all commercially reasonable efforts to fully resume the Services as soon as reasonably possible.

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20.	Intentionally Omitted.

21.	RECORDS AND AUDIT; COOPERATION

21.1 Intentionally Omitted.

21.2 Accounting Records. Except to the extent applicable Law requires a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain complete accounting records relating to all Services performed or provided under this Agreement *** in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, for a period of three (3) years after the Final Completion Date (or, if Final Completion does not occur, for three (3) years after termination of this Agreement), except that records relating to Sales and Use Taxes for such items must be retained for four (4) years as specified in Section 21.5. Contractor shall give Owner thirty (30) Days prior written notice before destroying or disposing of any such accounting records and a reasonable opportunity for Owner during such period to make copies of any such documentation.

21.3 Audit Rights.

(a) For verification of ***, Owner or its authorized representative shall have the right and complete access at reasonable times during normal business hours to examine, audit and copy Contractor’s records and books related to *** as is reasonably necessary for Owner to verify such costs. Neither Owner nor its authorized representative shall have the right to audit Contractor’s records and books concerning agreed rates, agreed lump sum amounts, agreed allowances or multipliers. If any audit reveals charges or costs charged to or paid by Owner as costs or fees which are not proper or exceed the rates or amounts permitted hereunder for any such matters, then Owner shall be entitled upon demand for a refund from Contractor of all such amounts, plus interest thereon from the date of payment by Owner until the date of refund by Contractor at a rate of the lesser of (i) *** or (ii) the maximum rate allowed by applicable Law.

(b) ***

(c) Any records made available by one Party to the other Party for audit that are proprietary or confidential in nature will be deemed to be Confidential Information of such Party without the need for any marking or other designation and shall be held by the receiving Party in confidence as provided in the Confidentiality Agreement, except as disclosure may be required in order to pursue an audit claim. Any such audit shall be at the expense of the Party conducting such audit; provided, however, that the Party being audited shall provide reasonable assistance necessary to enable the auditing Party to conduct such audit.

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21.4 Cooperation.

(a) Contractor acknowledges that Owner is a regulated entity that is subject to the jurisdiction of the Indiana Utility Regulatory Commission (the “IURC”) and other Government Authorities and, as such, must from time to time provide information about its operations, business and affairs to the IURC and such other Government Authorities. Accordingly, subject to the procedures set forth in Section 21.4(b), Contractor shall promptly and in good faith cooperate with Owner in all requests for information by the IURC or any such Government Authority or by Owner for the IURC or any such Government Authority, including providing testimony and such assistance and information as Owner may reasonably request and that is available to or can be developed or produced by Contractor relating to Contractor, any Subcontractor, the Services, the CM ISBL Work, the Facility or the Project in order for Owner to comply with requests from Government Authorities having jurisdiction over it, including the IURC, irrespective of whether compliance with such request is mandated by applicable Laws.

(b) The IURC has retained the services of Black and Veatch Corporation as its advisor with respect to the Project (“B&V”). Notwithstanding anything contained herein to the contrary, in the event that Owner receives an order or other request for information by the IURC or any Government Authority that Owner believes could reasonably be expected to require the disclosure of Contractor Confidential Information, technical engineering deliverables created by Contractor, Contractor’s construction procedures, or Contractor’s proprietary estimating and pricing information, methods and procedures that, in each case, have not been specifically created for the Project, Owner shall promptly provide notice of such order or other request for information to Contractor. Following such notice, Owner and Contractor agree to meet promptly and in good faith to determine the process that Owner shall use in responding to such request, which may include the implementation of information access procedures necessary to control the access of B&V to such Contractor information, in order to limit and protect the disclosure of such Contractor Information to B&V while ensuring that Owner complies with such requests in all respects.

21.5 Sales Tax Records. Contractor shall provide to Owner all information and data Owner may from time to time reasonably request and otherwise fully cooperate with Owner in connection with the reporting of (a) any Sales Taxes payable with respect to the Services and (b) any assessment, refund claim or proceeding relating to Taxes payable with respect to the Services. Contractor shall require its Subcontractors to provide to Contractor all information and data Contractor may reasonably request for purposes of complying with the preceding sentence and otherwise fully cooperate with Owner. Contractor shall retain, and shall require Subcontractors to retain, copies of such documentation and all documentation relating to purchases relating to the Services or the payment of Sales Taxes, if any, for a period of not less than four (4) years from the Final Completion Date (or, if Final Completion does not occur, for four (4) years after termination of this Agreement). Contractor shall ensure that its contracts with all Subcontractors effectuate the provision of this Section. Contractor’s and Owner’s obligations under this Section shall survive the termination,

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cancellation or expiration of this Agreement for any reason and shall last so long as is necessary to resolve any and all matters regarding Taxes attributable to the Services; provided, that if Owner requires Contractor to take action under this Section at any time after two (2) years after completion of the particular item of Services, Owner shall reimburse Contractor for all actual and reasonable expenses Contractor incurs in taking those actions.

22.	TAXES

22.1 General. Contractor shall pay all Taxes on Contractor’s employees, purchases of goods, tools, equipment, supplies and other consumables which are not permanently incorporated into the Facility and which remain the property of the Contractor. Contractor shall also pay all Taxes attributable to Contractor’s and its Subcontractors’ employees, construction equipment, temporary buildings and other property used by Contractor and its Subcontractors in its performance of the Services under this Agreement which are not permanently incorporated into the Facility and which remain the property of the Contractor. Allowance for such Taxes is not included in ***, and Contractor shall pay those Taxes when assessed, without claim against Owner for reimbursement. Contractor shall impose a similar obligation on all Subcontractors and shall ensure that no Subcontractor shall have any claim against Owner for reimbursement of those Taxes.

22.2 Sales and Use Taxes. For Sales and Use Tax purposes of the State, the Parties agree that this Agreement is a separated contract. Owner shall pay directly when due and payable all Sales and Use Taxes. Owner shall provide to Contractor an Indiana Direct Pay Permit and ST-105 Certificate. If an audit by a Government Authority determines that any additional Sales and Use Taxes are due from Contractor, then Owner shall reimburse Contractor for such Sales and Use Taxes promptly upon receipt of an invoice for such Sales and Use Taxes.

22.3 Tax Indemnification. Contractor shall defend, indemnify and hold harmless Owner and its Affiliates from and against all claims by any Government Authority claiming Taxes based upon gross receipts or on the income of Contractor, its Subcontractors or their respective employees, agents or representatives derived from any payment for the Services made to or earned by such Persons under the Agreement. If required by Law or any Government Authority, Owner shall have the right to withhold amounts, at the withholding rate specified by Law, from payments due from Owner to Contractor hereunder, and any amount so withheld shall be credited against any payment otherwise owing by Owner to Contractor under the Agreement.

22.4 Cooperation and Assistance. Contractor shall promptly notify Owner upon receipt by Contractor of any proposed tax audits or tax assessments relating to the Services. Contractor shall assist and cooperate with Owner’s efforts to minimize potential tax liability by providing records and other necessary documentation to appropriate authorities in response to such proposed tax audits or tax assessments.

22.5 Tax Protests and Appeals. If it elects to do so, Owner shall be entitled to protest, defend or appeal in the name of Contractor or a Subcontractor, as the case may be, in any and all administrative and judicial proceedings: (a) the assessment of any Taxes or (b) the

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denial of any refund claim filed. Should Owner elect to protest or appeal any assessment or denial, Contractor shall reasonably cooperate and assist as necessary with such protest or appeal. The Parties agree that any such protest or appeal shall be controlled by Owner, including choice of counsel, with Owner bearing all costs, fees and expenses in furtherance of the protest or appeal. Any and all refunds of Taxes and interest resulting from any protest or appeal shall be solely for the account of Owner. Contractor shall impose a similar obligation in its agreements with Subcontractors.

22.6 Survival. Contractor’s and Owner’s obligations under this Article 22 shall survive the termination or expiration of the Agreement for any reason and shall last so long as necessary to resolve any and all matters regarding Taxes attributable to the Services.

23.	DISPUTE RESOLUTION

23.1 Disputes. The Parties hereby agree to submit any dispute or other controversy arising out of or relating to this Agreement, including, with respect to the arbitrability, negotiation, invalidity, termination, or breach thereof, (each a “Dispute”) to resolution in accordance with this Article 23.

23.2 Meeting Regarding Dispute. In the event of a Dispute, the Parties shall first attempt in good faith to settle and resolve such Dispute in accordance with the provisions of this Section 23.2. A Party asserting the existence of a Dispute shall notify the other Party of the Dispute in writing setting forth the nature of the Dispute in reasonable detail. Within *** Days after delivery of any such notice by one Party to the other Party regarding a Dispute, the Parties shall meet at a mutually agreed time and place to attempt, with diligence and good faith, to resolve and settle such Dispute (“Dispute Resolution Meeting”). In the event the Parties are unable to resolve the Dispute, either Party may request that the matter be referred to non-binding mediation. The Parties agree to such non-binding mediation in Indianapolis, Indiana at a mutually agreed upon time and place with a mutually agreed neutral mediator, following procedures agreed to by the Parties or set by the mediator. Should mutual resolution and settlement not be obtained within *** Days after the Dispute Resolution Meeting (or should no such meeting take place within such *** Day period), then either Party may, by notice to the other Party, submit the Dispute to non-administered binding arbitration in Indianapolis, Indiana, in accordance with the International Institute for Conflict Prevention and Resolution’s Rules for Non-Administered Arbitration (the “CPR Rules”) and the provisions of this Article 23. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof in accordance with the remaining provisions of this Article 23. Should the Parties agree to engage in mediation, such proceeding shall not affect the timing or process for arbitration.

23.3 Initiation of Binding Arbitration and Selection of Arbitrators. The Party desiring arbitration shall so notify the other Party, identifying in reasonable detail the Dispute to be arbitrated and the relief sought and file notice of arbitration in accordance with the CPR Rules. Arbitration hereunder shall be before *** selected in accordance with the CPR Rules and qualified in the field most relevant to the issues raised in the Dispute. In the event that any Party’s claim exceeds ***, exclusive of interest, the Dispute shall be heard and

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determined by a three-person panel of neutral arbitrators selected in accordance with the CPR Rules and qualified in the field most relevant to the issues raised in the Dispute.

23.4 Arbitration Procedures. The arbitrator(s) shall conduct a hearing no later than ninety (90) Days after submission of the matter to arbitration (or such other timeframe as mutually agreed by the Parties), and a decision shall be rendered by the arbitrator(s) within thirty (30) Days of the hearing. In connection with any Dispute, the Parties shall have such rights to discovery, including depositions, as the arbitrator(s) may permit, provided that, where the amount in controversy with respect to such Dispute is equal to or more than $***, the Parties shall have the rights to discovery set forth in Rules 26 through 36 of the Federal Rules of Civil Procedure (or, to the extent that the proceeding involves only the Parties, in accordance with such rules of discovery as mutually agreed by the Parties). Any dispute concerning discovery will be resolved by the arbitrator(s). Each Party will, upon the written request of the other Party, promptly provide the other with copies of documents on which the requesting Party may rely in support of a claim or defense or which are relevant to the issues raised in the Dispute. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitrator(s) shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in arbitration shall be made by a written opinion stating the reasons for the award made.

23.5 Consolidation. Owner, in its sole discretion, shall have the option at any time to (a) join Contractor to any arbitration or dispute that involves Owner and any Person providing services to Owner in connection with the Project or (b) consolidate any arbitration or Dispute arising hereunder with any existing arbitration, proceeding or other similar matter which involves Owner and any Person providing services to Owner in connection with the Project, and Contractor hereby consents to any such joinder or consolidation. If Owner and Contractor are involved in an arbitration or dispute in connection with the Project, and Contractor reasonably believes that a third party (including GE, a Managed Vendor or a Subcontractor) is substantially involved in a common question of fact or such third party’s presence is necessary if complete relief is to be afforded and/or inconsistent decisions are to be avoided, then, Contractor shall promptly provide notice thereof to Owner requesting that such third party be consolidated into such arbitration or dispute. If Owner, in its sole discretion, agrees to grant such request, the Parties will use their respective reasonable efforts to consolidate such third party into the applicable arbitration or dispute, making such accommodating adjustments as are fair and appropriate to accommodate additional parties; provided, however, that such third party has consented to such inclusion and agrees to be bound by the award of the arbitrators.

23.6 Enforcement. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of a Party if notice of the proceedings has been given to such Party in accordance herewith. The Parties agree to abide by all awards rendered in such proceedings. During the pendency of a Dispute, each Party shall continue to perform all of its respective obligations under this Agreement. If the Dispute concerns a Party’s cessation of performance under this Agreement, then that Party shall not be deemed in default under the terms of this Agreement with respect to the specific matter that is the subject

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of the Dispute if that Party ceased performance in what it considered in good faith to be compliant with the terms of this Agreement, during the pendency of the Dispute.

23.7  Fees  and  Costs.  Each  Party  shall  bear  its  own  costs  and  expenses  related  to  the  arbitration  and  mediation. The arbitrator’s(s’) fees and mediators fees and other administrative costs of the arbitration and the mediation shall be borne equally by the Parties.

23.8 Interim Relief. Either Party may apply to the arbitrator(s) seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal.

23.9 Award. The arbitrator(s) will have no authority to award any damages precluded by Article 16.

23.10 Confidentiality. Except as may be required by applicable Law, each Party shall treat the existence, content or results of any settlement discussion pursuant to this Article 23 or arbitration as confidential information of the other Party in accordance with the Confidentiality Agreement and shall use commercially reasonable efforts to cause any arbitrator(s) to keep such information confidential.

24.	MISCELLANEOUS PROVISIONS

24.1 Remedies. Subject to Section 12.6, Article 16, Section 19.2(a), Exhibit J and any other provision of the Agreement pursuant to which an exclusive remedy is expressly provided, the rights and remedies available hereunder will be in addition to and not in limitation of any rights and remedies otherwise imposed or available at law or in equity.

24.2 Governing Laws. This Agreement shall be governed by and construed in accordance with the Laws of the State, without reference to its conflict of laws principles.

24.3 Entire Agreement. This Agreement and the Confidentiality Agreement represent the entire agreement between Owner and Contractor with respect to the subject matter hereof and thereof, and supersede all prior negotiations, binding documents, representations and agreements, whether written or oral, with respect to the subject matter hereof and thereof, including the Term Sheet, the Initial TSAs and the Recent TSA. This Agreement may be amended or modified only by a written instrument duly executed by each of the Parties.

24.4 Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Contractor without the prior written consent of Owner, and any attempt to do so shall be void, except that the whole of this Agreement may be assigned by Contractor upon prior written notice to Owner to a parent company or a wholly-owned Affiliate, provided that Contractor shall not be relieved of any of its obligations hereunder and provided that such assignee demonstrates to the reasonable satisfaction of Owner that it is capable of fulfilling all of the obligations of Contractor

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hereunder, including the grant of the licenses provided herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns. Owner may assign this Agreement or any benefit, interest, right or cause of action arising under this Agreement to any Person, provided that, if such assignment occurs prior to payment of the Final Payment Invoice, then such assignment shall not relieve Owner of any of its obligations hereunder.

24.5 No Third Party Beneficiaries. Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of Owner and Contractor, and there are no third party beneficiaries. No reference herein to any other Person shall restrict in any way the ability of the Parties to amend or modify this Agreement from time to time in their sole and absolute discretion. Neither this Agreement nor anything contained herein shall be construed to create a contractual relationship of any kind between: (a) Contractor and any other contractor or any subcontractor of any such other contractor; (b) Contractor and any Managed Vendor; (c) Contractor and GE; or (d) any person or entities other than Owner and Contractor, except as expressly provided in this Agreement (Owner Indemnitees and Contractor Indemnitees are intended third party beneficiaries under Article 13).

24.6 No Waiver. No course of dealing or failure of Owner or Contractor to enforce strictly any term, right or condition of this Agreement shall be construed as a waiver of that term, right or condition. No express waiver of any term, right or condition of this Agreement shall operate as a waiver of any other term, right or condition.

24.7 Survival. Article 13 (Indemnification), Article 16 (Limitation of Liability), Article 18 (Intellectual Property), Article 22 (Taxes), Article 23 (Dispute Resolution), Article 24 (Miscellaneous Provisions) and all other Sections providing for indemnification or limitation of or protection against liability of either Party shall survive the termination, cancellation, or expiration of this Agreement.

24.8 Severability. If any provision of this Agreement or the application of this Agreement to any Person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction or arbitrators under Article 23, then (i) the remainder of this Agreement and the application of that provision to Persons or circumstances other than those as to which it is specifically held invalid or unenforceable shall not be affected, and every remaining provision of this Agreement shall be valid and binding to the fullest extent permitted by Laws, and (ii) a suitable and equitable provision shall be substituted for such invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

24.9 Notices. Any notices, demands or other communication to be sent or given hereunder by either Party shall in every case be in writing and shall be deemed properly served if (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges paid) or (c) mailed to the recipient by registered or certified mail, return receipt requested and postage paid. Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three (3) Business Days after the date of mailing if sent by certified or registered mail, or (iii) one (1) Business Day after the date of delivery to

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the overnight courier if sent by overnight courier. Such notices, demands and other communications shall be sent to the addresses indicated below or such other address or to the attention of such other person as the recipient has indicated by prior written notice to the sending party in accordance with this Section:

If to Owner:	Duke Energy Indiana, Inc.
1000 East Main Street, WP631
Plainfield, Indiana 46168
Attn: ***
Title: ***
Facsimile No.: ***

with a copy to:	Duke Energy Corporation
139 East Fourth Street, EA025
Cincinnati, Ohio 45202
Attn: ***
Title: ***
Facsimile No.: ***

If to Contractor:	Bechtel Power Corporation
5275 Westview Drive
Frederick, Maryland 21703
Attn: ***
Title: ***
Facsimile No.: ***

with a copy to:	Bechtel Power Corporation
5275 Westview Drive
Frederick, Maryland 21703
Attn: ***
Title: ***
Facsimile No.: ***

24.10 Vienna Convention. The Parties hereby expressly agree to exclude and disclaim the application of the provisions of the United Nations Convention on Contracts for the International Sale of Goods (also referred to as the Vienna Convention), and any successor convention or legislation, to this Agreement.

24.11 Counterparts. This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party. When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.

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24.12 Confidentiality. Use and disclosure of Confidential Information (as defined in the Confidentiality Agreement) in the performance of this Agreement shall be governed by the Confidentiality Agreement.

24.13 Business Practices. Contractor and its representatives have not made any payment, and Contractor will not, and Contractor will direct its employees, agents, and Subcontractors, and their employees or agents to not, make any payment to any government official (including any officer or employee of any Government Authority) to influence his, her, or its decision or to gain any other advantage for Owner or Contractor in connection with the Services to be performed hereunder. None of Contractor, its Subcontractors, nor any of their employees or agents shall take any action that violates the United States Foreign Corrupt Practices Act or any similar applicable Law. Contractor shall immediately notify Owner of any violation of this covenant. Owner and its representatives have not made any payment, and Owner will not, and Owner will direct its employees, agents, and their employees or agents to not, make any payment to any government official (including any officer or employee of any Government Authority) to influence his, her, or its decision or to gain any other advantage for Contractor or Owner in connection with the Services to be performed hereunder. Neither Owner nor any of its employees or agents shall take any action that violates the United States Foreign Corrupt Practices Act or any similar applicable Law. Owner shall immediately notify Contractor of any violation of this covenant.

24.14 Covenant of Good Faith and Fair Dealing. Without limiting any rights and obligations as specifically set forth herein, each of the Parties agrees that the obligation of good faith and fair dealing, as applied to contracts governed by the laws of the State of New York is imposed by this Agreement on such Party in its performance, execution and enforcement of this Agreement. This provision is not a choice of law provision but is definitional for purposes of the obligation of good faith.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

DUKE ENERGY INDIANA, INC.		BECHTEL POWER CORPORATION

By:	/s/ James L. Turner	By:	/s/ Jack Futcher
Name:	James L. Turner	Name:	Jack Futcher
Title:	Pres & COO, USFE&G	Title:	President

EXHIBIT A

***

EXHIBIT B

EDWARDSPORT

IGCC

Project

Communication and

Management Protocol

RESTRICTED DUKE-BECHTEL CONFIDENTIAL INFORMATION

Contains confidential information proprietary to Duke Energy and/or Bechtel which may only be used, reproduced, or disclosed outside of such companies pursuant to the terms of the confidentiality agreement between Duke Energy and Bechtel.

1. PROJECT MANAGEMENT PLAN

The description of the Scope of Services provided by Contractor is contained in the Project Scope Book attached as Exhibit A to the Agreement. The purpose of this Project Communication and Management Protocol (“CM Protocol”) is to further delineate the division of responsibilities identified in the organization chart attached as Exhibit F to the Agreement, generally describe the roles and responsibilities of the Shared Services team and establish an overall communications protocol.

When used in this CM Protocol, capitalized terms are intended to have the same meaning as defined in the Agreement.

1.1. Organization

The Owner will be the overall program manager for the Project and retain control of the Site. Contractor has clear boundaries for its scope of work and for the construction area Contractor is managing. The integrated Owner/Contractor organization chart can be found in Exhibit F to the Agreement which depicts both the home office and Site organizations.

1.1.1. Contractor Project Organization

Contractor will lead the team that is responsible for the coordination and execution of the CM ISBL Work. Owner personnel supporting these activities will function as Borrowed Employees. The ISBL Construction Manager will be an integral participant in the overall Site Management Team (defined below).

The Contractor’s Scope of Services is organized along Contractor’s traditional EPCM large project structure which will be integrated into Owner’s overall Project organization. In general, engineering and procurement activities will be performed in the Houston office for the gasification island and in the Frederick office for the power island. Construction will be performed on a construction management basis using qualified local, regional, and national contractors. Start up activities are to be performed by an Owner-led integrated field site organization. The key Contractor positions (and general description of authority and roles) are as follows:

PROJECT DIRECTOR (***)

•	Overall signature authority for all aspects of the Project (as it relates to CM ISBL Work)

•	Copied on correspondence as indicated in Section 1.2.1 of this CM Protocol and in accordance with a communications and distribution matrix currently being developed by the Parties

•	Signature authority for Agreement requirements (such as Change Orders) and all other issues relating to the Agreement

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PROJECT MANAGER (***)

•	Responsible for overall CM ISBL Work and day-to-day project execution with respect to the CM ISBL Work

•	Primary contact for all Agreement requirements

•	Signature authority for Agreement requirements (such as Change Orders)

•	Management of the Agreement

•	Overall signature authority for all aspects of the Project (as it relates to CM ISBL Work)

•	Copied on correspondence as indicated in Section 1.2.1 of this CM Protocol and in accordance with a communications and distribution matrix currently being developed by the Parties

•	Liaison for Borrowed Employees

PROJECT ENGINEERS (***)

•	Responsible to Project Manager for day-to-day project technical execution for respective areas

•	Primary contact for Engineering Services matters with Owner, Managed Vendors, and GE

•	Contact (with Project Manager) for technical requirements related to Agreement

•	Copied on all correspondence ( in accordance with a communications and distribution matrix currently being developed by the Parties) relating to technical matters with Owner, Managed Vendors and GE

PROJECT PROCUREMENT MANAGER (***)

•	Responsible to Project Manager for day-to-day project procurement activities

•	Primary contact for Procurement Services matters with Owner and Managed Vendors

•	Contact (with Project Manager) for Procurement Services requirements related to Agreement

•	Copied on all correspondence (in accordance with a communications and distribution matrix currently being developed by the Parties ) relating to procurement matters with Owner and Managed Vendors

PROJECT CONTRACTS MANAGER (***)

•	Responsible to Project Manager for day-to-day contracts activities

•	Primary contact for Owner Service Contracts matters with Owner and Managed Vendors

•	Contact (with Project Manager) for Owner Service Contracts requirements related to Agreement

•

Copied on all correspondence ( in accordance with a communications and distribution matrix currently being developed by the Parties) relating to Owner Service Contracts matters with Owner and Managed Vendors

ISBL CONSTRUCTION MANAGER (***)

•	Responsible to Project Manager for day-to-day CM ISBL Work at Site

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•	Primary interface with Owner and Owner’s Project Director-Project Execution, Managed Vendors and GE for CM ISBL Work at Site

•	Contact (with Project Manager) for CM ISBL Work requirements related to Agreement

•	Copied on all correspondence ( in accordance with a communications and distribution matrix currently being developed by the Parties) relating to CM ISBL Work with Owner, Managed Vendors and GE

1.1.2 Owner Project Organization

Owner’s Project General Manager will have responsibility for the overall Project. Owner’s Project Director – Project Execution will have overall authority to direct activities at the Site. Owner will lead the OSBL construction team, which is responsible for the coordination and execution of the OSBL Work (as defined in Part I Section 2.3 of the Scope Book). Contractor personnel supporting these functions will serve as Borrowed Employees. The OSBL Construction Manager will be an integral participant in the overall Site Management Team. Owner will commission and start-up the Facility. The key Owner positions (and general description of authority and roles) are as follows:

VICE PRESIDENT MAJOR PROJECTS (***):

•	Signature authority for Agreement requirements (such as Change Orders) and all other issues relating to the Agreement

•	Overall signature authority for all aspects of the Project

PROJECT GENERAL MANAGER (***):

•	Responsible for overall Project

•	Primary contact for the Agreement

•	Signature authority for Agreement requirements (such as Change Orders) and all other issues relating to the Agreement

•	Management of the Agreement

•	Overall signature authority for all aspects of the Project

•	Copied on correspondence as indicated in Section 1.2.1 of this CM Protocol and in accordance with a communications and distribution matrix currently being developed by the Parties

•	Liaison for Borrowed Employees

PROJECT DIRECTOR-ENGINEERING & TECHNICAL (***):

•	Signature authority for the following areas:

•	Engineering Services

•	Procurement Services for Owner Equipment until delivered to the Site

•	Engineering and specifications

•	Contract administration of Owner Equipment

•	All expediting, quality assurance and technical evaluation

•	Traffic and logistics of Owner Equipment

•	Invoice approval

•	Owner Services - Bechtel home office technical specifications

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PROJECT DIRECTOR-PROJECT EXECUTION (***)

•	Signature authority for the following areas:

•	CM ISBL Work

•	Owner Services

•	Procurement of all Owner Services

•	Contract administration of Owner Services

•	Invoice approval

•	Overall management of Site execution

•	Shared Services

•	Management of all Shared Services Teams

•	Management of all Site services

•	OSBL Work

•	Administrative issues relating to Borrowed Employees

MANAGING DIRECTOR – SOURCING & MATERIALS MANAGEMENT (***)

•	Approval of all bidders

•	Approval of bid documents prior to submittal to bidders

•	Approval of any changes to pro forma terms

•	Approval of any variations to the bid documents

•	Final award

1.1.3 Shared Services Team

The Shared Services team will be responsible for supporting both Construction Managers (ISBL and OSBL). Lead positions in the Shared Services team will be responsible for developing and implementing the appropriate strategy for their respective functional area across the Project as well as efficient utilization of resources within the functional area. Owner will also appoint personnel in a “shadow role” within the Shared Services team. Personnel in such “shadow role” will assist the Project in a program oversight role, auditing to insure that the work is completed in a manner consistent with the Agreement, this CM Protocol, and Owner policies, as applicable.

Owner will manage the Shared Services which consist of the following functions:

•	Quality Assurance

•	Project Support Services (Cost/Document Control/IT Support)

•	Commissioning and Start Up

•	Environmental Safety and Health

•	Contract Management

•	Site Materials Management

•	Project Schedule Management

Quality Assurance

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•

The Quality Assurance Team will perform and manage quality activities at the Site. The Quality Assurance Team will verify and monitor all contractors’ (including Managed Vendors’ and GE’s ) and their subcontractors’ adherence with the Quality Assurance Plan. Quality assurance audits supplemented with surveillances will be conducted by the Quality Assurance Team to verify the Project’s conformance to approved policies, procedures and instructions, including: review and status of contractor processes and procedures, independent verification of work being performed, and ensuring completed work is fully compliant with the design requirements; provided, however, that the day-to-day quality surveillances of the CM ISBL Work will be performed by Contractor. All inspections will be documented, and corrective work, if any, will be authorized by appropriate personnel. The key position within the Quality Assurance Team is:

Quality Program Coordinator:

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Maintains and verifies implementation of the Quality Assurance Plan for the Project. Manages and coordinates the Quality Assurance Plan activities associated with one or more functions in engineering, environmental, procurement, construction, testing, and operations. Advises Site Management Team of Project quality assurance problems and progress.

The Quality Program Coordinator will designate at least one individual from the Quality Assurance Team to take day-to-day direction from the ISBL Construction Manager.

Project Support Services (Cost/Document Control/IT Support)

The Project Support Services Team will perform Site services for cost engineering, document control and IT support as follows:

Cost Engineering

Responsible for the overall cost control, cost analysis, performance, and estimating functions for the Site.

Document Control

Responsible for the overall management and control of design documents for the Site.

IT Support

Responsible for the overall information technology support for the Site, including equipment purchase and maintenance and system set-up.

The key position within the Project Support Services Team is:

Project Support Services Manager:

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•

Directs cost estimating, analysis, controls, maintenance, monitoring, and impact identification, and supports recovery plan development activities. Directs the preparation and presentation of Project estimates and cost forecasts. Supports Project organizational and administrative activities. Provides generally non-routine cost engineering/planning. Identifies, analyzes, and provides solutions to cost engineering problems. Directs IT support, IT equipment purchase and maintenance, and systems setup. Directs field document controls systems and processes. Advises Site Management Team of Project Support Services problems and progress.

The Project Support Services Manager will designate at least one individual from the Project Support Services Team to take day-to-day direction from the ISBL Construction Manager.

Commissioning and Start Up

•	The Commissioning and Startup Team will be responsible for developing and implementing a strategy for the overall commissioning and startup of the entire Facility.

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Contractor will supply startup and operations personnel to the Commissioning and Startup Team as Borrowed Employees. The Contractor ISBL Systems Coordinator will mobilize to the Site to support commissioning, startup and operation activities of the CM ISBL Work.

The key position within the Commissioning and Start Up Team is:

Commissioning/Startup Manager

•

Implements the strategy for the overall commissioning and startup of the entire Facility and manages and supervises all commissioning/startup activities and personnel (including those activities and startup personnel of Managed Vendors and GE) on the Project. Plans and directs startup assignments on the Project. Technical responsibility for organizing, executing, and coordinating these assignments. Makes day-to-day decisions within assigned area or project and makes recommendations to department or Project management regarding policy and procedure. Responsible for review of Project designs and recommendation of changes to design so that Project is safe and operable. Advises Site Management Team of commissioning and start up problems and progress.

Environmental, Safety and Health (ES&H)

•

The Site ES&H Team is responsible for the implementation, management and enforcement of the Environmental, Safety and Health Plan for the Site; provided, however, that the day-to-day ES&H oversight of the CM ISBL Work will be performed by Contractor.

The key position in the ES&H Team is:

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ES&H Manager

•

Supervises the ES&H functions for the entire Project and interfaces with the Owner’s Senior Safety Professional on a periodic basis to assure common agreement on the various safety initiatives and hazard control methods. Advises Site Management Team of ES&H problems and progress.

The ES&H Manager will designate at least one individual from the ES&H Team to take day-to-day direction from the ISBL Construction Manager.

Contract Management

The Contract Management Team will administer contracts for the Site. Responsibilities include management of correspondence with contractors (including Managed Vendors), managing contractor change requests, evaluating proposed changes, preparing pre-mobilization checklists, and contract closeout.

The key position within the Contract Management Team is:

Contracts Manager

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Responsible for administering contracts at the Site including implementation of the Owner Project Group work process procedures and automated contract management systems. Responsible for the training of personnel assigned to support contract administration. Advises Site Management Team of contracts problems and progress.

The Contracts Manager will designate at least one individual from the Contract Management Team to take day-to-day direction from the ISBL Construction Manager.

Site Materials Management

The Materials Management Team is responsible for materials management for the Site including furnishing current status of equipment and material at the Site and will act as liaison between Site and off Site procurement in coordination of these efforts. The Materials Management Team will be responsible for the receipt inspection; resolution of unsatisfactory, overage, shortage, and damage reports; Site materials management; Site traffic and logistics management; storage and maintenance; inventory control; and issuance of equipment and materials to contractors. The Materials Management Team will also be responsible for procurement of miscellaneous material not included on the Material Assignment Schedule.

The key position within the Materials Management Team is:

Director of Materials Management:

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Leads the Project and field materials management activities to ensure the overall organizational effectiveness among all functions responsible for the materials management process. Establishes policy and monitors and approves the development of automated and manual material management and inventory control systems. Plans, directs, coordinates, and monitors personnel actions for material management staff. Advises Site Management Team of material management problems and progress.

The Director of Materials Management will designate at least one individual from the Materials Management Team to take day-to-day direction from the ISBL Construction Manager.

Project Schedule Management

•	The Project Schedule Management Team is responsible for creating, managing, statusing, and issuing the Project Schedule and other general planning and scheduling activities at the Site.

•

As the construction contract packages are awarded, the Project Schedule Management Team will incorporate contractors’ approved level 3 schedules into the Project Schedule. The Project Schedule Management Team will, on a weekly basis, receive inputs from the Contractor (which consists of the Contractor EP Schedule) and other contractors for integration into the Project Schedule and will subsequently status the Project Schedule and report status and variances to Contractor and others as applicable. The Project Schedule Management Team will lead the development and coordination of any required recovery plan.

•	The key position within the Project Schedule Management Team is:

Project Schedule Manager:

•

Supervises the creating, managing, statusing, and issuing of the Project Schedule and other general planning and scheduling activities at the Site. Advises Site Management Team of Project scheduling problems and progress.

The Project Schedule Manager will designate at least one individual from the Project Schedule Management Team to take day-to-day direction from the ISBL Construction Manager.

1.1.4. Joint Owner/Contractor Teams

The Owner and Contractor will establish certain committees and teams to assist with Project management. The Steering Committee will be established and perform in accordance with the terms of the Agreement. The Parties will also establish a Site Management Team to perform the overall execution, functional, and administrative management of the day-to-day work activities at the Site. The Site Management Team is an integrated Owner/Contractor leadership team and will consist of the following functional managers:

•	Project Director-Project Execution

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•	CM ISBL Construction Manager

•	OSBL Construction Manager

•	Engineering Manager

•	Project Support Services Manager

•	Quality Program Coordinator

•	ES&H Manager

•	Commissioning/Start-Up Manager

•	Contracts Manager

•	Director of Materials Management

•	Project Schedule Manager

1.2. Communications Procedures

1.2.1. COMMUNICATIONS BETWEEN OWNER AND CONTRACTOR

Owner will have authority to direct all matters relating to the Project, subject to the communications protocol described below. Owner reserves the right to recommend or direct changes to the order and approach of the work by defined communications with the authorized Contractor representatives, as described below.

Subject to the final sentence of this paragraph, any “significant” communications must be delivered in writing by letter, transmitted via the designated Owner eRoom created solely for Contractor and Owner access (the “Duke/Bechtel eRoom”). Significant communications directed to Contractor will also be e-mailed to the Contractor’s Project Manager with copies to Contractor’s Project Director. Significant communications directed to Owner will also be e-mailed to Owner’s General Manager with copies to Owner’s Assistant General Counsel. Any formal notices that require service upon another Party (such as a notice of suspension, notice of breach, etc., in each case, a “Formal Notice”) shall be delivered in accordance with Section 24.9 of the Agreement.

Significant communications include the following:

•	Communications that reflect the position of Owner or Contractor

•	Original messages of policies or directives

•

Communications that direct changes to the order and approach of Contractor’s Services that have a significant actual or potential effect on the cost, design, quality, safety, schedule, work process and procedures, or performance

•	Communications relating to Changes or amendments to the Agreement

All “significant” communications issued by Owner will be issued by the authority of the Project General Manager or designee. All “significant” communications issued by Contractor will be issued by the authority of the Contractor Project Manager or designee. The Project General

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Manager and the Contractor Project Manager may designate individuals, in writing, with a signature authority.

All Project communications between Contractor and Owner (other than any Formal Notice or technical data as described below) and all commercial data will be placed through the Duke/Bechtel eRoom. Contractor is responsible for issuance of commercial and technical data into the designated Owner eRoom.

Technical data will be placed by Contractor in the designated eRoom created solely for Owner, Contractor and GE access (“3-way eRoom”) which resides on the Owner’s server. This 3-Way eRoom is designed for the communication exchange between Owner/Contractor/General Electric for certain Contractor and Managed Vendor technical information.

1.2.2. COMMUNICATION TO MANAGED VENDORS

Contractor will be responsible for the day-to-day communication with Managed Vendors; provided, however that Owner reserves the right to communicate with all Managed Vendors at its discretion but will to the extent possible coordinate such communication with Contractor. The Contractor will copy the Owner on any of its correspondence with the Managed Vendors by issuing a copy to the Duke/Bechtel eRoom.

Contractor has established a Managed Vendor eRoom on Contractor’s server (“Vendor eRoom”) for exchanging technical data among the Managed Vendors for review and issuance. The Managed Vendors will issue all of their respective communications and related data to the Vendor eRoom. Contractor is responsible for issuing technical data received from the Managed Vendors to Owner into the 3-way eRoom. It is the intent of the Parties that Contractor will handle technical data received from GE in the same manner as technical data received from the Managed Vendors; ***.

1.2.3 SITE COMMUNICATION

In this integrated arrangement some Owner personnel will directly utilize Contractor applications within the Contractor network. Only Owner personnel authorized by Contractor (and identified as account holders for this purpose) utilizing Contractor managed devices will be allowed to connect directly to the Contractor network. Several Contractor applications will be made accessible via web based interfaces to authorized Owner personnel external to the Contractor network. Tools such as eRoom, CTI and BecTransfer will be enabled in this capacity.

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EXHIBIT C

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EXHIBIT D

SITE DESCRIPTION

The Site shall mean that area of land located in Sections 1 and 12 of Township 04 North and Range 08 West in Vigo Township, Knox County, Indiana, and generally west of the West Fork of the White River, north of State Road 358, east of State Road 67, and south of the site of the existing Duke Energy Edwardsport Generating Station as shown on the attached drawing.

EXHIBIT E

LIST OF TECHNICAL DATA

1.	Major foundation stress calculations (including electronic files)

2.	Structural steel stress calculations (including electronic files)

3.	Critical pipe stress calculations (including electronic files)

4.	Electrical system calculations, e.g., short circuit, relay coordination, etc. (including electronic files)

EXHIBIT F

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EXHIBIT G

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EXHIBIT H

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EXHIBIT I

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EXHIBIT J

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EXHIBIT K

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EXHIBIT L

June 9, 2008

Bechtel Power Corporation

5275 Westview Drive

Frederick, MD 21703

Attn: Amos A. Avidan

Re:	Confidentiality Agreement

Dear Amos:

Duke Energy Indiana, Inc. (“Duke”, which term shall, for purposes of this Agreement, include its affiliates and subsidiaries) and Bechtel Power Corporation (“Bechtel”, which term shall, for purposes of this Agreement, include its affiliates and subsidiaries) (Duke and Bechtel each a “Party” and collectively, the “Parties”), together with the General Electric Company (“GE”), previously entered into that certain Amended and Restated Confidentiality Agreement dated as of July 26, 2007 (the “Existing Confidentiality Agreement”), relating to disclosure of confidential information in connection with their respective preliminary work on the Edwardsport integrated gasification combined cycle facility (the “Project”). Further, the Parties previously entered into a Technical Services Agreement effective as of February 13, 2006, as amended by Amendment No. 1 dated May 30, 2006, and another Technical Services Agreement effective as of May 7, 2007 with respect to such preliminary work relating to the Project. The Parties are entering into negotiations relative to a definitive agreement between the Parties with respect to the Project and desire to enter into a third Technical Services Agreement, dated as of the date hereof, for purposes of undertaking additional work for the development and construction of the Facility. As a result of such third Technical Services Agreement, the Parties now desire to enter into this confidentiality letter agreement (this “Agreement”), in order, among other things, (i) for Duke to use the Confidential Information (as defined below) of Bechtel for the purposes of design, construction, maintenance, operation, repair, modification, licensing, simulation, commissioning and decommissioning of the Project, training, consultation and compliance with laws in respect of the Project, and otherwise for Duke’s internal business purposes and (ii) for Bechtel to use the Confidential Information of Duke for the purposes of fulfilling its contractual obligations to Duke in respect of the Project (such purposes described in the foregoing clauses (i) and (ii) of this paragraph, collectively, the “Purposes”). Each Party furnishing its Confidential Information shall be hereinafter referred to, with respect to such information, as the “Disclosing Party,” and each Party receiving such information shall be hereinafter referred to, with respect to such information, as the “Receiving Party”.

All information regarding a Party’s properties, employees, finances, businesses, operations, assets, prospects, financial affairs and proprietary technology furnished or disclosed by a Disclosing Party or its Representatives (as defined below) to the other Party, whether furnished or disclosed before or after the date hereof and regardless of the manner in which it is furnished or disclosed, that is: (i) written or electronic and clearly marked ‘Confidential’, ‘Proprietary’, ‘Bechtel Sulfur Confidential’ or ‘Bechtel Sulfur Information’1, or (ii) if furnished or disclosed orally or visually, is identified by the Disclosing Party as being ‘Confidential’,

[1]	Attachment No. 1 hereto contains a complete definition of “Bechtel Sulfur Information”.

‘Proprietary’, ‘Bechtel Sulfur Confidential’ or ‘Bechtel Sulfur Information’ at the time of such oral or visual disclosure and also identified as such in a writing or electronic message sent by the Disclosing Party and received by the Receiving Party within ten (10) days after such disclosure, such writing or electronic message setting forth (A) the date and approximate time of the oral or visual disclosure, (B) the names of the Representatives of each Party disclosing and receiving such oral or visual disclosure and (C) the information that was identified by the Disclosing Party at the time of oral or visual disclosure as being ‘Confidential’, ‘Proprietary’, ‘Bechtel Sulfur Confidential’ or ‘Bechtel Sulfur Information’ (such information described in the foregoing clauses (i) and (ii) of this paragraph, collectively, the “Confidential Information”). All such information disclosed by a Disclosing Party or its Representatives shall remain the Disclosing Party’s Confidential Information notwithstanding the inclusion of such information in summaries or other documents created by the other Party or its Representatives.

The term “Confidential Information” shall not include information that: (a) is or becomes available to the public other than as a result of a disclosure by the Receiving Party or any of its Representatives (as defined below) in breach of this Agreement or any previous agreement to which the Parties were previously bound , (b) was available to the Receiving Party on a non-confidential basis prior to its disclosure by the Disclosing Party or its Representatives from a person who was not known by the Receiving Party or any of its Representatives to be otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or otherwise under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party, (c) is developed independently by the Receiving Party or any of its Representatives without use or benefit of information disclosed by the Disclosing Party, or (d) becomes available to the Receiving Party on a non-confidential basis from a person other than the Disclosing Party or its Representatives who is not, to the best of the Receiving Party’s knowledge, otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or otherwise under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party. Specific information shall not be deemed to fall within one of the exceptions described in (a) through (d) above solely because it is contained in more general information that does fall within one of the aforementioned exceptions.

Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by a Disclosing Party, each Party agrees: (a) except as required by law, rule, applicable regulation, stock exchange rule or disclosure requirement of the Securities and Exchange Commission (collectively, “Law”), to keep all Confidential Information of the other Party confidential and not to disclose or reveal any such Confidential Information to any person other than to: (i) its directors, partners, officers and employees and those attorneys, accountants, financial advisors, consultants or other agents or advisors who are not officers or employees and who need to know such Confidential Information for such Party’s Purposes (such persons being collectively referred to herein as “Representatives”); (ii) in the case of Duke, Potential Participants (as defined below) who need to know such Confidential Information to evaluate participation in the Project and who have entered into a confidentiality agreement with Duke substantially in the form attached as Attachment No. 2 hereto; (iii) contractors and vendors of Duke who need to know Confidential Information of Bechtel for Duke’s Purposes and who have entered into a confidentiality agreement with Duke substantially in the form attached as Attachment No. 2 hereto; and (iv) contractors and vendors of Bechtel who need to know Confidential Information of Duke for Bechtel’s Purposes and who agree in writing to keep such information confidential in accordance with the terms of this Agreement; and (b) not to use, and to take commercially reasonable efforts to cause its Representatives not to use, Confidential Information of the other Party for any purpose other than in connection with such Party’s Purposes. During the period prior to substantial completion of the construction of the Project, competitors of Bechtel identified in Schedule I attached hereto (each, a “Bechtel Competitor”) shall use any Confidential Information of Bechtel only for the purposes of providing technical or advisory services or off-site fabrication services in connection with the Project and shall have first entered into a confidentiality agreement with Duke substantially in the form attached as Attachment No. 3 hereto, and Duke shall permit disclosure only to those Bechtel Competitor employees in positions and in numbers appropriate to the scope of work contemplated (but in no event more than ten employees for any confidentiality agreement without the prior written consent of Bechtel, which consent shall not be unreasonably withheld). In no event shall Duke allow any Bechtel Competitor to access the Project data room containing Bechtel estimate data without the prior written consent of Bechtel. Each Party will be responsible for any breach of this paragraph by any of its Representatives. Each Party will be bound by the foregoing obligations of confidentiality hereunder for a period of five (5) years from the date hereof. With respect to Bechtel Sulfur Information, the Receiving Party’s obligation shall be evergreen, so long as such information shall not be available to the public, and have no termination.

In connection with the Project, Duke may deem it necessary or advisable to discuss the Project with one or more third parties with respect to such third parties’ potential participation with respect to the Project (each, a “Potential Participant”). In this regard, it may be necessary or advisable for Duke to disclose to a Potential Participant Bechtel’s Confidential Information. Bechtel hereby consents to any future discussions between Duke and any Potential Participants with respect to the Project and to the disclosure of Bechtel Confidential Information by Duke to any and all Potential Participants, so long as such Potential Participant has entered into a confidentiality agreement with Duke on the terms set forth in the preceding paragraph. Notwithstanding the foregoing, in the event that Duke does not pursue participation in the Project with a Potential Participant, but continues work on the Project with Bechtel, Duke agrees not to thereafter disclose, and will direct its Representatives not to thereafter disclose, to such Potential Participant any further Confidential Information of Bechtel, subject to the exceptions set forth in this Agreement.

The Parties acknowledge and agree that Bechtel and GE are parties to an agreement protecting the confidentiality of each of their respective Confidential Information. Accordingly, and notwithstanding anything to the contrary herein, (a) Duke and its Representatives shall be free to disclose Bechtel’s Confidential Information (unless marked “Restricted Duke-Bechtel Information” or something substantially similar that indicates that disclosure to GE is not permitted), including Bechtel Sulfur Information, to GE and its affiliates without first entering into any agreement therewith regarding protection of Bechtel’s Confidential Information and (b) Duke shall have no liability to Bechtel or to any third party for the failure or alleged failure of GE or any of its affiliates to protect the confidentiality of Bechtel’s Confidential Information.

In the event that a Receiving Party or any of its Representatives is legally compelled, pursuant to a subpoena, civil investigative demand, regulatory demand or other process or Law, to disclose any Confidential Information of the other Party, such Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement (if legally permissible to do so) to enable the Disclosing Party, at the Disclosing Party’s sole expense, to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Agreement. In any such event, the Receiving Party will use commercially reasonable efforts to ensure that all such Confidential Information of the other Party that is so disclosed will be accorded confidential treatment and shall furnish only that portion of such Confidential Information that the Receiving Party is advised by counsel is legally required. If, in the absence of a protective order, the Receiving Party or any of its Representatives is compelled to disclose Confidential Information of the other Party as a matter of Law, the Receiving Party shall disclose only that part of such Confidential Information as is required by Law to be disclosed (in which case, prior to such disclosure, the Receiving Party will, to the extent practicable and permissible, advise and consult with the Disclosing Party and its counsel as to such disclosure and the nature and wording of such disclosure), and, to the extent practical in the circumstances, the Receiving Party will use its reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.

In connection with the Project, Duke may deem it necessary or advisable to discuss certain matters relating to the Project with the Midwest Independent System Operator (MISO), the Indiana Utility Regulatory Commission (IURC), the Indiana Department of Environmental Management (IDEM), the Indiana Office of Utility Consumer Counselor (OUCC), the federal Environmental Protection Agency (EPA), or other similar entity whose involvement or approval is necessary or prudent for carrying out the Project or the work required by other agreements between the Parties. In this regard, it may be necessary or prudent for Duke to disclose to such persons the proposed terms thereof or Bechtel’s Confidential Information. In holding such discussions, Duke undertakes to convey to such persons the importance of maintaining confidentiality with respect to the matters that are discussed. Accordingly, Bechtel hereby consents to discussions between the foregoing persons, on the one hand, and Duke and its Representatives, on the other, regarding regulatory matters pertinent to the Project and Duke may disclose Confidential Information of Bechtel to MISO, IURC, IDEM, OUCC, EPA or other similar entity in such discussions.

Each Receiving Party acknowledges that Confidential Information is and at all times remains the sole and exclusive property of the Disclosing Party, and the Disclosing Party has the exclusive right, title and interest to its Confidential Information. No right or license, by implication or otherwise, is granted by the Disclosing Party as a result of disclosure of Confidential Information under this Agreement, but such right or license may arise as specified in any prior or future agreements between the Parties.

Each Receiving Party acknowledges that no Disclosing Party nor any of its Representatives, by its signature below, makes any express or implied representation or warranty as to the accuracy or completeness of its Confidential Information, and each Receiving Party agrees that none of such persons, by sole reason of this Agreement, shall have any liability to any Receiving Party or any of its Representatives relating to or arising from the use of any Confidential Information by the Receiving Party or its Representatives or for any errors therein or omissions therefrom. For the avoidance of doubt, the foregoing shall not negate or restrict any express or implied representation or warranty relating to the accuracy or completeness of a

Party’s Confidential Information arising as specified in any other agreements between the Parties.

This Agreement binds the Parties only with respect to the matters expressly set forth herein and nothing in this Agreement shall bind any of the Parties to other specific terms or conditions relating to the Project. Neither of the Parties is bound or committed to negotiate or consummate the Project by virtue of this Agreement unless and until a definitive agreement on such matters between the Parties has been executed and delivered on behalf of each such Party by its duly authorized officer.

Each Receiving Party is aware, and will advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. Each Receiving Party hereby confirms that it, and its Representatives, will take any action necessary to prevent the use of any information about any Disclosing Party in a way which might violate any antitrust or other applicable Law.

Notwithstanding anything to the contrary herein, Duke shall have the right to permit visitors to tour the Edwardsport integrated gasification combined cycle facility without entering into any confidentiality agreement with such visitors prior to such tour.

It is understood that the covenants of this Agreement and the Confidential Information disclosed are special, unique and of extraordinary character. Each Disclosing Party may be irreparably harmed by a breach of this Agreement by a Receiving Party, and the use of the Confidential Information for the business purposes of any person other than the Disclosing Party may enable such person to compete unfairly with the Disclosing Party. Without prejudice to the rights and remedies otherwise available to each of the Parties, each Party shall be entitled to seek equitable relief by way of injunction or otherwise if another Party or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement. It is further understood and agreed that no failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Each Party shall be responsible for the costs and expenses incurred by it and its Representatives in carrying out the purposes of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts executed in and to be performed in that state.

This Agreement shall be binding on the Parties and their respective successors and permitted assigns. Any assignment of this Agreement, in whole or in part, by either Party without the prior written consent of the other Party hereto shall be null and void ab initio.

This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any third party any remedy, claim of liability or reimbursement, cause of action or other right.

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The Parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon the Parties, unless approved in a writing signed by each of the Parties.

This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes any and all previous understandings or agreements, whether written or oral, pertaining to said subject matter, including the Existing Confidentiality Agreement, which is hereby terminated with respect to Duke and Bechtel without surviving obligations. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Bechtel shall not, and shall not permit any of its Representatives to, issue any press or publicity release, concerning this Agreement, the Project or any other agreement between the Parties relating to the Project without the express prior written consent of Duke, which shall not be unreasonably withheld.

Please acknowledge your agreement to the foregoing by countersigning this Agreement in the space provided below and returning to the undersigned a fully executed original copy of this Agreement.

Sincerely,

DUKE ENERGY INDIANA, INC.

By:	/s/ W. Michael Womack
Name:	W. Michael Womack
Title:	Vice President

Accepted and Agreed as of the date first written above:

BECHTEL POWER CORPORATION

By:	/s/ Amos A. Avidan
Name:	Amos A. Avidan
Title:	IGCC/Gasification Operations Manager

Attachment No. 1 – Definition of “Bechtel Sulfur Information”

“Bechtel Sulfur Information” means Bechtel’s information relating to processes for the conversion of hydrogen sulfide to elemental sulfur in an environmentally acceptable manner, including but not limited to, Claus sulfur recovery, tail gas treating, and thermal oxidizing.

Attachment No. 2 – Form of Confidentiality Agreement (non-competitors)

Form Non-Disclosure and Secrecy Agreement

THIS NON-DISCLOSURE AND SECRECY AGREEMENT (this “Agreement”) is entered into as of the      day of                     , 20        , between Duke Energy Indiana, Inc., an Indiana corporation having its principal place of business in Charlotte, North Carolina (“Duke Energy”), and                                         , a                          [corporation] having its principal place of business in                          (the “Company”). Duke Energy and the Company shall sometimes be individually referred to herein as a “Party” and collectively as “Parties.”

R E C I T A L S:

A. Duke Energy is developing an integrated gasification combined cycle facility in Edwardsport, Indiana (the “Facility”).

B. Duke Energy and the Company are engaged in, or intend to engage in, discussions pursuant to which [(a) Duke Energy may engage the Company to construct, operate, maintain, modify, repair, test, train, commission, decommission, license or inspect the Facility, or (b) the Company may consider purchasing all or a portion of the Facility]. [Tailor to purposes in connection with the Company.]

C. The Parties acknowledge that each Party may make available to the other Party, from time to time, in connection with the aforementioned purposes, certain Confidential Information (as defined below), including Confidential Information belonging to General Electric Company or its affiliates (collectively, “GE”) or Bechtel Power Corporation or its affiliates (collectively, “Bechtel”) that is disclosed by Duke Energy, GE or Bechtel, as applicable, to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement,

(a) “Confidential Information” means all nonpublic information disclosed by, or on behalf of, a Party (or, with respect to disclosures of GE or Bechtel nonpublic information to the Company, GE or Bechtel, as applicable) (the “Disclosing Party”) to the other Party (the “Receiving Party”) or its Representatives (as defined below), whether disclosed before or after the date hereof (including any information disclosed under any previous confidentiality agreements) and regardless of the manner or format of such disclosure, that: (a) is designated in writing as “confidential,” “proprietary,” “GE Gasification Information,” “Bechtel Sulfur Information,” or similar designation by the Disclosing Party at the time of written disclosure; (b) a reasonable person in the power generation industry would understand to be confidential or proprietary by virtue of its nature; or (c) is orally or visually disclosed and confirmed and designated by the Disclosing Party to be “confidential” or “proprietary” in writing within thirty

(30) days after such oral or visual disclosure. Once orally or visually disclosed information has been designated as “Confidential” or as a similar designation, all future disclosures of such information shall be protected, regardless of whether such future disclosures are marked or designated as “Confidential” or with a similar designation. “Confidential Information” shall not include any information that: (i) was publicly available prior to disclosure thereof to a Receiving Party or its Representatives by a Disclosing Party; (ii) becomes publicly available after disclosure thereof to a Receiving Party or its Representatives by a Disclosing Party other than as a result of a public disclosure by such Receiving Party or its Representatives; (iii) is at the time of its disclosure to a Receiving Party or its Representatives, or becomes thereafter, available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party and such source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation to the Disclosing Party regarding such information; (iv) is independently developed by a Receiving Party or its Representatives without reference to the Disclosing Party’s Confidential Information; or (v) is approved for disclosure in writing by the Disclosing Party. Specific information shall not be excluded from the above obligations merely because it is embraced by more general information excluded under items (i), (ii) or (iii) above. A specific combination of features or items shall not be so excluded unless the specific combination itself falls within items (i), (ii) or (iii) above; and

(b) “GE Gasification Information” has the meaning set forth on Schedule A hereto, which is hereby incorporated by reference into this Agreement; and

(c) “Bechtel Sulfur Information” has the meaning set forth on Schedule B hereto, which is hereby incorporated by reference into this Agreement; and

(d) “Representative” means (i) any affiliate, director, officer, employee, agent, advisor or other representative of a Disclosing Party or Receiving Party, as the case may be, and (ii) any contractor or vendor who needs to know the Confidential Information to construct, operate, maintain, modify, repair, test, train, commission, decommission, license or inspect the Facility and who enters into a Non-Disclosure and Secrecy Agreement with the Receiving Party in substantially the form hereof with Duke Energy, as well as GE and Bechtel, as third party beneficiaries thereof.

2. Non-Disclosure. Subject to Section 4 below, the Receiving Party shall (a) take reasonable precautions to prevent unauthorized disclosure or use of Confidential Information disclosed to it by, or on behalf of, the Disclosing Party, such precautions taken being at least as great as the precautions taken by the Receiving Party to protect its own Confidential Information (but in no case less than reasonable care), and (b) not disclose Confidential Information disclosed to it or its Representatives by, or on behalf of, the Disclosing Party to any third party (other than Duke Energy’s Representatives) without the Disclosing Party’s prior written authorization. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to any Representative of the Receiving Party, provided that the Receiving Party agrees to be responsible for each such Representative’s compliance with the terms hereunder binding on the Receiving Party. Duke Energy and the Company agree that Bechtel and GE are third party beneficiaries of this Agreement.

3. Authorized Uses. The Receiving Party and its Representatives shall use any Confidential Information disclosed to them by, or on behalf of, the Disclosing Party only (a) to the extent required to construct, operate, maintain, modify, repair, test, train, commission, decommission, license or inspect the Facility or (b) in the consideration of purchasing all or a portion of the Facility.

4. Required Disclosure. Notwithstanding anything to the contrary in this Agreement, a Receiving Party or its Representatives may disclose Confidential Information disclosed to it by, or on behalf of, the Disclosing Party if required, according to a good faith belief by Receiving Party’s or its Representative’s legal counsel, by law, legal process or a government authority. If a Receiving Party or its Representative is legally compelled to disclose Confidential Information disclosed to it by, or on behalf of, the Disclosing Party, or if such disclosure is necessary in order to comply with laws or obtain or maintain governmental approvals, applications or exemptions, the Receiving Party or its Representative must provide (if legally permissible to do so) the Disclosing Party with as much advance written notice as practicable to afford the Disclosing Party the opportunity to seek a protective order or other remedy to prevent disclosure. If such protective order or other remedy is not obtained, the Receiving Party or its Representative, as applicable, shall furnish only that portion of the Confidential Information disclosed to it by, or on behalf of, the Disclosing Party that is required in the opinion of its legal counsel and shall cooperate with the Disclosing Party, at the Disclosing Party’s expense, to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the same.

5. Grantbacks. In the event the Company should obtain a patent, trade secret, or other intellectual property right, including, without limitation, an improvement to or a modification of GE Gasification Information, or equipment or materials used therein, based on or resulting from access to or use of Confidential Information of GE furnished by Duke Energy or GE, the Company agrees to grant and hereby grants an irrevocable, royalty-free, non-exclusive license to GE under such patent and/or such other intellectual property right, together with the right to extend such license to licensees of GE, all without accounting to the Company therefor.

6. Return or Destruction of Confidential Information. If any Party decides that it does not wish to continue discussions with respect to the Facility, such Party will promptly notify the other Party of that decision by giving a written termination notice. In such case or at any time for any reason, upon the written request of the Disclosing Party, the Receiving Party will, and will cause its Representatives to, promptly, (i) deliver to the Disclosing Party all original Confidential Information (whether written or electronic) furnished to the Receiving Party or its Representatives by or on behalf of the Disclosing Party, and (ii) if specifically requested by the Disclosing Party, destroy any copies of such Confidential Information (including any extracts therefrom); provided, however, so long as the Company is not in breach of any term of this Agreement with respect to Confidential Information of GE or Bechtel, the Company shall not be required to return or destroy Confidential Information at the request of GE or Bechtel, as applicable, to the extent the Company requires such Confidential Information to perform its obligations with respect to the Facility. Upon written request of the Disclosing Party for any reason, the Receiving Party shall, and shall cause its Representatives to, cause one of its duly authorized officers to certify in writing to the Disclosing Party that the requirements of the preceding sentence have been satisfied in full. Notwithstanding the termination of any discussions with respect to the Facility or the return or destruction of any Confidential Information, the Receiving Party will continue to be bound by terms of this Agreement as provided herein.

7. Miscellaneous.

(a) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder shall be assigned by any Party (whether by operation of law or otherwise), and any such assignment shall be null and void, except with the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(b) The Parties acknowledge and agree that no failure or delay by a Party in exercising any right or privilege hereunder shall operate as a waiver thereof. The provisions of this Agreement may be modified or waived only in writing signed by the Party from whom compliance is sought.

(c) The Company agrees that neither GE nor Bechtel (i) makes any warranty to the Company as to the accuracy or completeness of the Confidential Information of GE or Bechtel; or (ii) shall have any liability to the Company resulting from the use of any Confidential Information of GE or Bechtel.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regards to the principles of conflicts of laws thereof.

(e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile of any signature shall have the same force and effect as an original.

(f) Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this Agreement by such Party and that the other Party shall be entitled to seek equitable relief, including seeking an injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

(g) This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, between the Parties relating to the subject matter herein.

(h) A Receiving Party shall: (i) notify the Disclosing Party immediately upon discovery of any unauthorized disclosure or use of Confidential Information disclosed by, or on behalf of, the Disclosing Party; and (ii) cooperate, without charge, with reasonable efforts by the

Disclosing Party to regain possession of such Confidential Information, prevent further breaches of this Agreement or prevent further unauthorized uses or disclosures of such Confidential Information.

(i) As between the Disclosing Party and the Receiving Party, the Disclosing Party shall remain the owner of all rights in Confidential Information disclosed by, or on behalf of, the Disclosing Party. Except for the limited right to use such Confidential Information for the purposes set forth in Section 3 above, nothing in this Agreement grants any express, implied or other license or right in such Confidential Information to the Receiving Party.

(j) The foregoing confidentiality obligations shall commence on the date hereof and shall end five (5) years thereafter, except with respect to GE Gasification Information and Bechtel Sulfur Information, for which such confidentiality obligations shall be evergreen and shall have no expiration.

(k) If any provision of this Agreement or portion thereof is found to be invalid, illegal or unenforceable, then, notwithstanding such invalidity, illegality or unenforceability, the illegal or unenforceable provision or portion shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect. The Parties specifically acknowledge that the absence of a time limitation in this Agreement is reasonable and properly required for the protection of each Confidential Information disclosed by each Party hereunder. In the event that the absence of such limitation is deemed by a court of competent jurisdiction to cause this Agreement to be invalid or unenforceable, then the Parties specifically intend for such court to impose any such time limitation as such court shall deem reasonable.

IN WITNESS WHEREOF, each party hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, all as of the day and year first above written.

Duke Energy Indiana, Inc.

By:
Name:
Title:

The Company:

By:
Name:
Title:

SCHEDULE A

“GE Gasification Information” shall mean Confidential Information provided, directly or indirectly, by Duke Energy to the Company that is proprietary solely to GE, marked as “GE Gasification Information” or similar term and that describes: (1) the manufacture of synthesis gas (hydrogen and carbon monoxide) in a secret and proprietary process; and (2) its integration with other elements for: (a) electric power generation; (b) high purity hydrogen production; and (c) carbon capture, as described below.

(1)	The manufacture of synthesis gas in this context refers to the following:

Processes for producing synthesis gas, also known as reducing gas, or fuel gas, via the partial oxidation of solid, liquid and/or gaseous hydrocarbonaceous feedstocks, or combinations thereof, with oxygen, such as in the form of high purity oxygen, enriched air, or air, for the handling, preparation, and introduction of the feeds into the synthesis gas generation process, including any temperature moderators, such as steam, water, nitrogen, or carbon dioxide, for heating, cooling or recovering waste energy from feed, internal, or product streams, for separating contaminants from the synthesis gas, or otherwise purifying or processing the synthesis gas for its end use, and for recovering and processing the contaminants and waste solids for recycle, for disposal, or to form useful byproducts. Quantities, pressures, temperatures, compositions, and certain physical and chemical properties of each of the associated streams are included in this definition. The configuration of control systems that monitor or govern the flow of these streams and the operation of the process, as well as the process design of the equipment and the mechanical design of the GE proprietary equipment used in and for these processes, are also included.

(2)	The integration of the gasification process with:

(a)	that for electric power generation in this context refers to the following:

(i)	Processes for heat exchange between the gasification section, the air separation unit (ASU), and the combined-cycle power island utilizing steam, syngas, and water. Quantities, compositions, pressures, and temperatures of each of these streams are included in this definition. Configuration of control systems that monitor or govern the flow of these streams, as well as the thermal design of the Heat Recovery Steam Generator and other heat exchange equipment are also included.

(ii)

Processes that utilize and integrate the flow of compressed air between the gasification, ASU, and power plant sections and processes that utilize flows of diluents to the syngas fed to the combustion turbine. This includes the exchange of air and fuel diluent streams between the gasification section, the ASU, and the combustion turbine including these streams’ quantities, temperatures, pressures, and compositions. The configuration of control systems that monitor or govern these streams are also included in this definition. Fuel diluent streams are those streams that are used to enhance the power plant’s output and to reduce emissions of NOx from the combustion turbine. These diluent streams may include, but are not limited to, nitrogen, steam, water, and carbon dioxide.

(iii)	Control systems configuration and execution, including software that is involved in the feedback, feed-forward, and hybrid systems that govern the relationship of fuel flow, oxygen flow, diluent flow, and power plant output.

(b)	that for hydrogen production in this context refers to the following:

Processes that increase the yield of hydrogen in the synthesis gas by reacting steam or water with carbon monoxide in the synthesis gas to form additional hydrogen, for separating and concentrating the hydrogen to form one or more gaseous streams of higher hydrogen purity, such as high purity hydrogen, for modifying the pressure of the feed and product streams, for heating, cooling or recovering waste energy from feed, intermediate, or product streams, for recycling hydrogen and non-hydrogen containing gases to increase the net yield of hydrogen, and for otherwise purifying, or removing or recovering contaminants from hydrogen-enriched and other product gases, including the synthesis gas. Quantities, pressures, temperatures, and the compositions of each of the associated streams are included in this definition. Control systems that monitor or govern the flow of these streams and the operation of the process, as well as the mechanical design of the equipment used in and for these processes, are also included.

(c)	that for carbon capture in this context refers to shift conversion, purification, membrane separation, acid gas removal and/or compression including any means or methods for integrating said combination, and any modifications or improvements to any of the foregoing for the purpose of producing carbon dioxide.

For the avoidance of doubt, the physical byproducts of sulfur and slag are not included within the definitions of “GE Gasification Information” or “Confidential Information.”

SCHEDULE B

“Bechtel Sulfur Information” means Bechtel’s information relating to processes for the conversion of hydrogen sulfide to elemental sulfur in an environmentally acceptable manner, including but not limited to, Claus sulfur recovery, tail gas treating, and thermal oxidizing.

Attachment No. 3 – Form of Confidentiality Agreement (competitors)

FORM OF CONFIDENTIALITY AGREEMENT [COMPETITORS]

This CONFIDENTIALITY AGREEMENT (this “Agreement”) is made on                      200    , (“Effective Date”) by and between Duke Energy Indiana, Inc., an Indiana corporation having its principal place of business in Charlotte, North Carolina (“Duke Energy”), and [            ] (“RECIPIENT”) with its principal place of business at [            ] (collectively the “Parties” and each individually, a “Party”). In consideration of disclosure of Confidential Information (as defined below) to RECIPIENT, RECIPIENT agrees as follows:

SECTION 1 Purpose

1.1	RECIPIENT has been engaged by Duke Energy to assist Duke Energy in [tasks relating to the construction, licensing, commissioning, operation, repairs, maintenance, modification or decommissioning of, or training with respect to,] the integrated gasification combined cycle coal-fired electrical generation facility [to be constructed] at the Edwardsport site in Knox County, Indiana (the “Facility”) and, in such capacity, RECIPIENT may come into possession of Confidential Information as hereinafter defined. [NARROW PURPOSE FOR ENGAGEMENT]

SECTION 2 Definitions and Rules of Interpretation

2.1	Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth in this Section 2.1:

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Confidential Information” means any and all information received by or otherwise made available to RECIPIENT or any of its employees (whether before or after the Effective Date) which is marked as being confidential to Bechtel Power Corporation (“Bechtel”).

“Person” means, unless otherwise specified, a natural person, corporation, society, partnership, joint venture, unincorporated association or consortium or other entity, including a governmental authority.

2.2	Headings and captions in this Agreement have been inserted for ease of reference only and shall not be used in the construction or interpretation of this Agreement.

SECTION 3 Term of Agreement; Survival of Obligations

3.1	This Agreement shall be effective as of the Effective Date and the confidentiality obligations set out in Section 4 shall cease to be effective after the expiry of five (5) years from the Effective Date, except with respect to Bechtel Sulfur Information, for which such confidentiality obligations shall, as long as such information shall not be available to the public, be evergreen and shall have no expiration. “Bechtel Sulfur Information” means Bechtel’s information relating to processes for the conversion of hydrogen sulfide to elemental sulfur in an environmentally acceptable manner, including but not limited to, Claus sulfur recovery, tail gas treating, and thermal oxidizing.

SECTION 4 Undertakings of RECIPIENT

4.1	RECIPIENT shall keep all Confidential Information confidential and shall not disclose Confidential Information to any Person, including any Affiliate of RECIPIENT, except as permitted under Section 5.

4.2	RECIPIENT shall protect the Confidential Information against disclosure and shall exercise no lesser security measures and degree of care in relation to the Confidential Information than (a) a reasonable Person under similar circumstances would exercise in relation to its own confidential information, and (b) RECIPIENT uses to protect its own confidential information of a like nature.

4.3	No right, license or other interest is granted to RECIPIENT in relation to the Confidential Information except as expressly set forth in this Agreement, and RECIPIENT shall not use Confidential Information for any purpose except as contemplated by Section 1.1.

4.4	RECIPIENT shall ensure that each Person to whom Confidential Information is disclosed (other than pursuant to Section 5.2) complies with the terms of this Agreement and shall require that any such Person enters into an acknowledgement of the terms of this Agreement in the form attached to this Agreement (“Acknowledgement”) as a condition to disclosure of such Confidential Information. Without limiting the foregoing, and notwithstanding any confidentiality agreement entered into by any of RECIPIENT’s employees with RECIPIENT or Bechtel, RECIPIENT shall be and remain fully liable for the acts or omissions of its employees with respect to Confidential Information and any disclosure or use of Confidential Information in violation of the terms of this Agreement.

4.5	RECIPIENT shall keep all Confidential Information, as well as all information, documentation or other materials bearing or incorporating any Confidential Information, both physically and electronically separate from other documents of RECIPIENT in such a manner to limit the potential for disclosure (inadvertent or otherwise) to others who have not similarly executed an Acknowledgment. In no event shall RECIPIENT use any Confidential Information for any commercial or competitive purpose, except as contemplated by Section 1.1.

SECTION 5 Permitted Disclosures

5.1	RECIPIENT may disclose Confidential Information to its employees who have signed the Acknowledgement, but only to the extent such disclosure is required for the purpose contemplated by Section 1.1.

5.2	RECIPIENT may disclose Confidential Information to the extent such disclosure is required by any applicable law or regulation or court or other governmental authority of competent jurisdiction provided that any such disclosure shall be limited to the specific part of the Confidential Information required to be disclosed. Immediately upon RECIPIENT becoming aware that it is required, or may become required, to disclose Confidential Information for such reason, RECIPIENT shall (if legally permissible) give prompt written notice to Bechtel of such requirement or potential requirement and RECIPIENT shall assist, at Bechtel’s expense, in connection with Bechtel’s pursuit of legal remedies in order to limit the extent of Confidential Information required to be disclosed. RECIPIENT and Bechtel shall use commercially reasonable efforts to limit or prevent any further disclosure of Confidential Information required to be disclosed and to ensure that such Confidential Information is accorded confidential status and treatment by the court or other governmental authority in question.

5.3	RECIPIENT shall have no obligation of confidentiality with respect to Confidential Information that RECIPIENT can demonstrate: (a) was already in RECIPIENT’s possession at the time of its disclosure pursuant to this Agreement and which was not acquired, directly or indirectly, from Bechtel under obligation of confidentiality; (b) is or becomes a matter of public knowledge through no fault of RECIPIENT or any of its employees; (c) is lawfully received by RECIPIENT from a Person other than Bechtel in circumstances not involving a breach of any confidentiality obligation; or (d) is independently developed by RECIPIENT without benefit of disclosure pursuant to this Agreement.

SECTION 6 Other Undertakings of the Parties

6.1

At any time upon the written request of Bechtel or Duke Energy, RECIPIENT and its employees shall promptly deliver to Bechtel or Duke Energy (as applicable), or if directed by Bechtel or Duke Energy destroy by shredding or incineration, all Confidential Information received in written, electronic or other tangible form, including copies, reproductions, computer diskettes or written materials containing Confidential Information; provided, however, so long as the RECIPIENT is not in breach of any term of this Agreement with respect to Confidential Information, RECIPIENT shall not be required to return or destroy Confidential Information at the request of Bechtel to the extent RECIPIENT requires such Confidential Information to perform its obligations with respect to the Facility. To the extent that any other notes, analyses, compilations or studies in the possession of RECIPIENT or its employees contain Confidential Information, such notes, analyses, compilations or studies shall be destroyed to that same extent and such destruction shall be confirmed by RECIPIENT in writing to Bechtel.

6.2	RECIPIENT shall immediately notify Duke Energy and Bechtel in the event that it becomes aware of any violation of the terms of this Agreement by it or its employees and shall assist Bechtel, at RECIPIENT’s own expense, in taking measures to protect the Confidential Information from further use or disclosure.

6.3	All Confidential Information shall at all times be subject to the export control laws and regulations of the United States Government. RECIPIENT agrees that no Confidential Information, or any product thereof, shall be exported or re-exported by RECIPIENT or its employees directly or indirectly from the USA, unless permitted by U.S. export control laws and regulations. The obligations of RECIPIENT under this Section 6.3 shall survive any termination, expiration or discharge of any other contract obligations.

SECTION 7 Non-Compliance with this Agreement

7.1	The Parties acknowledge and agree that money damages would be both incalculable and an inadequate remedy for any breach of this Agreement by RECIPIENT or RECIPIENT’s employees and that any such breach would cause each of Bechtel and Duke Energy irreparable harm. Accordingly, the Parties agree that in the event of any breach or threatened breach of this Agreement, each of Bechtel and Duke Energy, in addition to any other remedies it may have at law, shall be entitled, without the requirement of posting a bond or other security, to equitable and injunctive relief, including specific performance, against RECIPIENT and RECIPIENT’s employees.

SECTION 8 Miscellaneous

8.1	Except as otherwise expressly agreed in writing, neither Duke Energy nor Bechtel make any representations or warranties with regard to the substance, content, accuracy or completeness of Confidential Information disclosed. Except as otherwise expressly agreed in writing, neither Duke Energy, Bechtel nor any of their respective Affiliates shall have any liability to RECIPIENT or any of its employees arising out of or resulting from any disclosure of Confidential Information or any alleged reliance on or use of any Confidential Information, whether such liability arises or is alleged to arise in contract (including by way of indemnity), tort (including negligence), misrepresentation, by way of contribution, or otherwise.

8.2	The rights and remedies contained in this Agreement are cumulative and not exclusive of rights and remedies provided by applicable law. Any failure to exercise or delay in exercising any right or remedy provided by this Agreement or by applicable law shall not constitute a waiver of such right or remedy or a waiver of any other right or remedy provided by this Agreement or by applicable law. No single or partial exercise of a right or remedy provided by this Agreement or by applicable law shall prevent a further exercise of such right or remedy or the exercise of another right or remedy provided under this Agreement or applicable law.

8.3	All additions, amendments, waivers or modifications to this Agreement shall be made in writing and shall be signed by the Parties or, in the case of a waiver, the waiving Party.

8.4	This Agreement shall be governed by, and construed in accordance with, the laws of Indiana (without giving effect to the principles thereof relating to conflicts of law).

8.5	If any provision of this Agreement shall be determined by a governmental authority of competent jurisdiction to be invalid or unenforceable for any reason, the validity or enforceability of the remaining provisions of this Agreement, or any portions or applications thereof, shall not be affected by the invalidity or unenforceability of any other provision of this Agreement, and any invalid or unenforceable provision shall be deemed severed from the remainder of this Agreement. In such an event, the Parties shall use commercially reasonable efforts to negotiate an equitable adjustment to this Agreement with a view toward achieving the original purpose and intent of this Agreement.

8.6	Neither Party shall assign this Agreement, or its rights or obligations hereunder, in whole or in part to any other Person without the prior written consent of the other Party.

8.7	This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

8.8	This Agreement represents the entire agreement between the Parties with respect to the matters referred to herein and supersedes all prior written and oral understandings pertaining to the matters referred to herein.

8.9	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

8.10	Bechtel is an intended third party beneficiary of this Agreement, entitled to enforce its provisions against RECIPIENT.

[execution page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Confidentiality Agreement as of the date first above written.

Duke Energy Indiana, Inc.	[ ]

Authorized Corporate	Authorized Corporate
Officer Signature	Officer Signature

Printed Officer’s Name	Printed Officer’s Name

Printed Officer’s Title	Printed Officer’s Title

FORM OF “ACKNOWLEDGEMENT”

ACKNOWLEDGEMENT OF

I,                                                       , in consideration for receiving “Confidential Information”, as such term is defined in the Confidentiality Agreement (the “Agreement”) dated                         , 2008, between Duke Energy Indiana, Inc. and                                                       ( “Employer”), hereby acknowledge that I have read the Agreement, that I understand the obligations contained therein, and that I agree to personally abide by the terms thereof.

I specifically agree that I will not disclose such Confidential Information to any other employee or agent of Employer or any affiliate of Employer, other than an employee of Employer who has similarly executed an Acknowledgement in the same form as this Acknowledgement.

By:
Name:
Title:
Date:

Schedule I – Bechtel Competitors

The following entities and their affiliates (excluding independent contractors engaged by Duke for a Duke Purpose prior to such independent contractors becoming an affiliate of any of the following entities) constitute “Bechtel Competitors”:

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